      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 1997

                                                REGISTRATION NO.  333-20183
                                                REGISTRATION NO.  333-20183-01


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------



                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------



                           USI AMERICAN HOLDINGS, INC.
        (Exact Name of Co-Registrant Issuer as Specified in its Charter)

                              U.S. INDUSTRIES, INC.
       (Exact Name of Co-Registrant Guarantor as Specified in its Charter)


                           ---------------------------


            DELAWARE                           3998                  22-3363062
            DELAWARE                           3998                  22-3369326
(State or other Jurisdiction     (Primary Standard Industrial   (I.R.S. Employer
of Incorporation or Organization)Classification Code Number)(Identification No.)


                           ---------------------------


                              101 Wood Avenue South
                            Iselin, New Jersey 08830
                                 (908) 767-0700
              (Address, Including Zip Code, and Telephone Number,
      Including Area Code, of Co-Registrants' Principal Executive Offices)

                           ---------------------------


                             George H. MacLean, Esq.
                         Senior Vice President, General
                               Counsel & Secretary
                           USI American Holdings, Inc.
                              101 Wood Avenue South
                            Iselin, New Jersey 08830
                                 (908) 767-0700
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                           ---------------------------

                                    COPY TO:
                              Ellen J. Odoner, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

                           ---------------------------


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General
                    Instruction G, check the following box. []




                           ---------------------------



THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                           USI AMERICAN HOLDINGS, INC.
                              U.S. INDUSTRIES, INC.

                              CROSS-REFERENCE SHEET
            Pursuant to Rule 404(a) and Item 501(b) of Regulation S-K

Form S-4 Item Number                                                  Location in Prospectus
--------------------                                                  ----------------------
A.  Information About the Transaction

        1.    Forepart of Registration Statement
              and Outside Front Cover Page of
              Prospectus...........................................Facing Page; Cross-Reference Sheet;
                                                                   Outside Front Cover of Prospectus.

        2.    Inside Front and Outside Back
              Cover Pages of Prospectus............................Inside Front Cover Page of
                                                                   Prospectus; Available Information;
                                                                   Outside Back Cover Page of
                                                                   Prospectus.

        3.    Risk Factors, Ratio of Earnings to
              Fixed Charges, and Other
              Information..........................................Summary; Risk Factors; Ratio of
                                                                   Earnings to Fixed Charges;
                                                                   Capitalization; Selected Financial
                                                                   Data

        4.    Terms of the Transaction.............................Summary; The Exchange Offer;
                                                                   Description of the New Notes;
                                                                   Certain Federal Income Tax
                                                                   Considerations; Plan of Distribution

        5.    Pro Forma Financial
              Information..........................................Not applicable.

        6.    Material Contracts With the
              Company Being Acquired...............................Not applicable.

        7.    Additional Information Required
              For Reoffering by Persons and
              Parties Deemed to be
              Underwriters.........................................Not applicable.



                                        i


        8.    Interests of Named Experts and
              Counsel..............................................Not applicable.

        9.    Disclosure of Commission Position
              on Indemnification For Securities
              Act Liabilities......................................Not applicable.


B.      Information About the Registrants

        10.   Information With Respect to S-3
              Registrants..........................................Available Information; Incorporation
                                                                   of Certain Documents by Reference;
                                                                   Summary;  Recent Developments

        11.   Incorporation of Certain
              Information by Reference.............................Available Information; Incorporation
                                                                   of Certain Documents by Reference;
                                                                   Summary

        12.   Information With Respect to S-2
              or S-3 Registrants...................................Not applicable.

        13.   Incorporation of Certain
              Information by Reference.............................Not applicable.

        14.   Information With Respect to
              Registrants Other Than S-3 or S-2
              Registrants..........................................Not applicable.






                                       ii

C.      Information About the Company Being
        Acquired

        15.   Information With Respect to S-3
              Companies............................................Not applicable.

        16.   Information With Respect to S-2
              or S-3 Companies.....................................Not applicable.

        17.   Information With Respect to
              Companies Other Than S-2 or S-3
              Companies............................................Not applicable.

D.      Voting and Management Information

        18.   Information if Proxies, Consents
              or Authorizations Are to be
              Solicited............................................Not applicable.

        19.   Information if Proxies, Consents
              or Authorizations Are Not to be
              Solicited, or in an Exchange
              Offer................................................Incorporation of Certain Documents
                                                                   by Reference



                    OFFER TO EXCHANGE ANY AND ALL OUTSTANDING
               7 1/4% SENIOR NOTES DUE DECEMBER 1, 2006, SERIES A,
            WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT,
                                       FOR
                    7 1/4% SENIOR NOTES DUE DECEMBER 1, 2006,
                   SERIES B, WHICH HAVE BEEN REGISTERED UNDER
                               THE SECURITIES ACT,
                                       OF
                           USI AMERICAN HOLDINGS, INC.
                    EACH SERIES UNCONDITIONALLY GUARANTEED BY
                              U.S. INDUSTRIES, INC.

           THIS EXCHANGE WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                           ON , 1997, UNLESS EXTENDED

         USI American Holdings, Inc., a Delaware corporation (the "Issuer"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (as defined herein; which together with this Prospectus constitute the "Exchange Offer"), to exchange $1,000 principal amount of its 7 1/4% Senior Notes due December 1, 2006, Series B (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each outstanding $1,000 principal amount of its 7 1/4% Senior Notes due December 1, 2006, Series A (the "Existing Notes"), which have not been registered under the Securities Act. The aggregate principal amount of the Existing Notes currently outstanding is $125,000,000. The terms of the New Notes are identical in all material respects to the terms of the Existing Notes except that the New Notes will not contain certain terms with respect to transfer restrictions, registration rights or interest rate increases as described herein. The New Notes will evidence the same debt as the Existing Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture, dated as of December 12, 1996 (the "Indenture"), among the Issuer, the Company (as defined below) and PNC Bank, National Association, as trustee (the "Trustee"), pursuant to which the Existing Notes were issued. As used herein, the term "Notes" means the Existing Notes and the New Notes, treated as a single class. See "The Exchange Offer" and "Description of the New Notes."

         The New Notes will be fully and unconditionally guaranteed by the Issuer's parent, U.S. Industries, Inc. (the "Company"). The guaranties to be endorsed on the New Notes are referred to as the "Guaranties." The New Notes and the Guaranties will be unsecured senior obligations of, and will rank pari passu with all other existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all subordinated indebtedness of, the Issuer and the Company, respectively. As of December 31, 1996, the Issuer and the Company had $500 million aggregate principal amount of indebtedness ranking pari passu with the New Notes and the Guaranties and no outstanding secured indebtedness or indebtedness ranking senior or subordinated to the New Notes and the Guaranties. The New Notes and the Guaranties will be effectively subordinated to all existing and future indebtedness of subsidiaries of the Issuer and the Company (other than the Issuer) and secured indebtedness of the Issuer and the Company to the extent of the value of the assets securing such indebtedness. As of December 31, 1996, subsidiaries of the Issuer (other than USI Funding, Inc., a special purpose subsidiary with no operating assets) had approximately $42 million aggregate principal amount of indebtedness outstanding. See "Risk Factors--Holding Company Structure."

         The New Notes will bear interest from and including their respective dates of issuance. Holders whose Existing Notes are accepted for exchange will receive accrued interest thereon to, but not including, the Exchange Date (as defined herein), such interest to be payable with the first interest payment on the New Notes, but will not receive any payment in respect of interest on the Existing Notes accrued after the issuance of the New Notes.

         The Issuer will accept for exchange any and all Existing Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date (as defined herein). See "The Exchange Offer--Expiration Date; Extensions; Amendments." Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "Procedures for Tendering Existing Notes--Withdrawal Rights." The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer--Conditions to the Exchange Offer."

         The Existing Notes were issued and sold on December 12, 1996 in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and may not be offered or sold in the United States unless so registered or pursuant to an applicable exemption under the Securities Act and applicable state securities laws. The New Notes are being offered hereunder in order to satisfy certain obligations of the Issuer and the Company contained in the Registration Rights Agreement (as defined herein). Based on no-action letters issued by the Staff of the Securities and Exchange Commission (the "Commission") to third parties with respect to similar transactions, including Exxon Capital Holding Corp. (available May 13, 1988) ("Exxon Capital"), Morgan Stanley & Co. Inc. (available June 5, 1991) ("Morgan Stanley") and similar no-action letters, the Issuer believes that New Notes issued pursuant to the Exchange Offer in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "Affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, have no arrangement or understanding with any person to participate in, and do not intend to engage in, any distribution of the New Notes. However, the Issuer has not sought a no-action letter with respect to the Exchange Offer and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer. Each holder of Existing Notes, other than a broker-dealer, must acknowledge that it is not engaged in, has no arrangement or understanding with any person to participate in and does not intend to engage in a distribution of New Notes. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of New Notes (i) cannot rely on such an interpretation by the Staff of the Commission, (ii) will not be able to validly tender Existing Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions. In addition, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal accompanying this Prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, the Issuer has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         FOR A DISCUSSION OF CERTAIN FACTORS THAT HOLDERS (AS DEFINED HEREIN) AND BENEFICIAL OWNERS (AS DEFINED HEREIN) OF EXISTING NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 18.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
           EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is April __, 1997.

                              AVAILABLE INFORMATION

         The Issuer and the Company filed with the Commission an exchange offer registration statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the New Notes, and the Guaranties thereof, being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Issuer and/or the Company and the New Notes, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by all of the provisions in such exhibit, to which reference is hereby made.

         The Company is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other documents and information with the Commission. The reports, proxy statements and documents and other information filed by the Company with the Commission, including the Registration Statement, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048 and Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60601-2511 and at the Commission Website located at (http://www.sec.gov). Copies of such material or any part thereof may also be obtained from the Public Reference Section of the Commission, Washington, D.C. 20546 at prescribed rates. In addition, material filed by the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which the Company's Common Stock, par value $0.01 per share, is listed. In the event the Company is not required to be subject to the reporting requirements of the Exchange Act in the future, the Company will be required under the Indenture to file with the Commission the reports, proxy statements and other documents and information specified in Sections 13 and 15(d) of the Exchange Act.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         All statements, other than statements of historical fact, included in this Prospectus, including without limitation the documents and information incorporated herein by reference, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including factors which are outside the control of the Company, such as consumer spending patterns, availability of and rates for consumer credit, levels of residential and commercial construction, levels of automotive production and changes in raw material costs, along with the other factors noted in this Prospectus, including without limitation the documents and information incorporated herein by reference, with respect to the Company's businesses ("Cautionary Statements"). All subsequent written and oral forward-looking statements attributable to the Issuer, the Company or persons acting on behalf of one or both of them are expressly qualified in their entirety by such Cautionary Statements.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE ISSUER WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, INCLUDING ANY BENEFICIAL OWNER, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM USI AMERICAN HOLDINGS, INC., 101 WOOD AVENUE SOUTH, ISELIN, NEW JERSEY 08830 (ATTENTION: VICE PRESIDENT-INVESTOR RELATIONS). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN FIVE DAYS PRIOR TO THE EXPIRATION DATE.


The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 1996; (b) the Company's Annual Report Amendment on Form 10-K/A for the fiscal year ended September 28, 1996 (as amended, the "1996 Annual Report"); (c) the Company's Proxy Statement dated December 16, 1996; (d) the Company's Current Reports on Form 8-K filed with the Commisssion on December 16, 1996 and March 19, 1997; and (e) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 1996 (the "Quarterly Report").


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Exchange Date (as defined herein) shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                                    IMPORTANT

         To properly tender Existing Notes, the following procedures must be followed:

         o Each beneficial owner owning interests in the Existing Notes ("Beneficial Owner") through a DTC Participant (as defined below) must instruct such DTC Participant to cause Existing Notes to be tendered in accordance with the procedures set forth in this Prospectus.

         o Each participant (a "DTC Participant") in the Depository Trust Company ("DTC") holding Existing Notes through DTC must (i) electronically transmit its acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the Exchange Agent's account at DTC and send an Agent's Message (as defined herein) to the Exchange Agent for its acceptance, or (ii) comply with the guaranteed delivery procedures set forth under "Procedures for Tendering Existing Notes--Guaranteed Delivery Procedures--Notes held through DTC." By tendering through ATOP, DTC Participants will expressly acknowledge receipt of the accompanying Letter of Transmittal and agree to be bound by its terms and the Issuer will be able to enforce such agreement against such DTC Participants.

         o Each registered owner of a registered certificated Existing Note (a "Holder") must (i) complete and sign the accompanying Letter of Transmittal, and mail or deliver such Letter of Transmittal, and all other documents required by the Letter of Transmittal, together with certificate(s) representing all tendered Existing Notes, to the Exchange Agent at its address set forth under "Procedures for Tendering Existing Notes--Exchange Agent," or
               (ii) comply with the guaranteed delivery procedures set forth under "Procedures for Tendering Existing Notes--Guaranteed Delivery Procedures--Notes held by Holders."

         For purposes of this Prospectus, "Tendering Holder" shall mean (i) each DTC Participant that has properly transmitted (and not properly withdrawn) its acceptance through ATOP and in respect of which DTC has sent an Agent's Message,
(ii) each Holder that has timely delivered to the Exchange Agent (and not properly withdrawn) a properly completed and duly executed Letter of Transmittal, and any other documents required by the Letter of Transmittal, together with certificate(s) representing all tendered Existing Notes, or (iii) each DTC Participant or Holder that has complied with the guaranteed delivery procedures set forth herein.

         The information in this Prospectus concerning DTC and their book-entry systems has been obtained from sources that the Issuer and the Company believe to be reliable, but the Issuer and the Company take no responsibility for the accuracy thereof.

                                     SUMMARY

         The following summary is qualified in its entirety by, and is subject to, the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Prospectus and in the documents and information incorporated herein by reference. In this Prospectus, (i) references to "fiscal" are to the applicable fiscal year ended on the Saturday nearest September 30 and reflects either a 52-week or 53-week period; (ii) unless otherwise indicated, the term "the Company" refers collectively to U.S. Industries, Inc. and its consolidated subsidiaries and the term "the Issuer" refers collectively to USI American Holdings, Inc. and its consolidated subsidiaries; and (iii) references to the activities of, and financial information with respect to, the Company prior to May 31, 1995 are to the historical activities and combined historical financial information of the individual businesses, real estate assets and equity investments that were transferred to the Company by Hanson PLC ("Hanson") or its subsidiaries in connection with the demerger (i.e., spin-off) of the Company by Hanson on that date (the "Demerger").

                              U.S. INDUSTRIES, INC.



         The Company is a diversified manufacturer of a broad range of consumer, building and industrial products. Many of its businesses have long operating histories and enjoy well-established brand names and market positions. In fiscal 1996, the Company had sales of approximately $2.1 billion and operating income of $211 million; at September 30, 1996, it had total assets of approximately $1.8 billion. The Company's operations are organized into three business segments: Consumer, Building Products and Industrial. The following table shows the fiscal 1996 sales, operating income and principal products of each business segment:


                             YEAR ENDED SEPTEMBER 30, 1996

 SEGMENT                    SALES            OPERATING INCOME              PRINCIPAL PRODUCTS
 -------                    -----            ----------------              ------------------


Consumer           $935 million (44.8%)     $120 million (50.4%)   AMES non-powered garden tools and KELLER
                                                                   ladders;RAINBOW premium vacuum
                                                                   cleaners; ERTL COLLECTIBLES die-cast toys
                                                                   and replicas; AMT model kits; DURANGO
                                                                   western boots, LEHIGH protective safety shoes
                                                                   and TRIMFOOT infant and children's footwear;
                                                                   TOMMY ARMOUR and ODYSSEY golf clubs and
                                                                   accessories.

Building           $840 million (40.2%)     $ 91 million (38.2%)   JACUZZI whirlpool baths and spas; KIM,
Products                                                           PRESCOLITE,COLUMBIA and PROGRESS
                                                                   commercial and residential lighting
                                                                   fixtures.

Industrial         $314 million (15.0%)     $ 27 million (11.4%)   Automotive products including GARDEN STATE
                                                                   TANNING automotive leather interiors.

                                        6

         The Company has been an independent, publicly owned company since May 31, 1995, when Hanson, to effect the Demerger, paid a dividend to its shareholders consisting of all of the then outstanding shares of the Company's common stock. In connection with the Demerger, the Company was capitalized with bank debt totaling $1.4 billion. One of the Company's principal objectives since the Demerger has been to deleverage its balance sheet by disposing of certain non-core businesses and assets.

         During the period from June 5, 1995 through November 30, 1995, the Company prepaid approximately $500 million of its then outstanding $900 million term loan using the proceeds of dispositions and internally generated funds. In December 1995, the original bank credit facility was refinanced and the Company entered into a new bank credit facility (the "Previous Credit Facility") with substantially lower borrowing spreads and a longer maturity. Upon consummation of the offering of the Existing Notes (the "Initial Offering") on December 12, 1996 (the "Initial Issue Date") and the application of the net proceeds therefrom to prepay a portion of the term loan under the Previous Credit Facility, the Issuer entered into a new $750 million reducing revolving credit facility guaranteed by the Company (the "New Credit Facility"). The Company's initial borrowings under the New Credit Facility were used to prepay the remainder of the indebtedness outstanding under the Previous Credit Facility. The New Credit Facility lowered the Company's borrowing spreads, eliminated security interests and guaranties by subsidiaries of the Issuer and modified certain restrictive covenants. See "Recent Developments--The New Credit Facility." At December 31, 1996, the Company had approximately $760 million of total debt outstanding (including $500 million under the New Credit Facility) and stockholders' equity of $526 million.

         The Company is led by an experienced management team whose long-term objectives include maximization of cash flow, continued debt reduction and expansion of the Company's businesses. In order to meet these objectives, management is employing an operating philosophy that includes the following elements:

         o GROWTH AND STABILITY THROUGH DIVERSIFICATION: Management seeks to maintain growth and earnings stability throughout an economic cycle by operating a balanced group of diverse businesses. A significant amount of the Company's sales and operating income is generated by businesses that have leading positions in their respective markets. Moreover, many of its businesses have operating histories that significantly pre-date the inception of the Company.

         o STRATEGIC ACQUISITIONS AND DISPOSITIONS: Management seeks to enhance the Company's core operations through "bolt-on" acquisitions of complementary businesses. In the second quarter of fiscal 1997, the Company acquired certain assets of Woodings-Verona Tool Works, Inc. ("Woodings-Verona") and of the Furniture Division of Sunbeam Products, Inc. ("Sunbeam Furniture"), for a total cost of approximately $85 million (including transaction costs, the funding of initial operations and the assumption of certain liabilities). These operations will complement Ames and Jacuzzi, respectively. In fiscal 1996, the Company acquired the assets of Keller Ladders, Inc., a leading manufacturer of ladders in the United States, for $37 million, to complement the Company's Ames operations, and the assets of Haugh's Products Limited, a leading Canadian manufacturer of above-ground swimming pools and equipment, for $24 million (including the assumption of debt), to complement the Company's Jacuzzi operations. In fiscal 1995, the Company acquired Odyssey Sports, Inc., a maker of golf putters, for $16 million, to complement the Company's Tommy Armour operations, and the assets of Southeastern Plastics, Inc., a plastic injection molder, for $11 million, to complement the Company's Ames operations. The Company may also consider more significant "bolt-on" acquisitions as well as acquisitions in new business areas that meet management's financial and operating criteria. These criteria include, but are not limited to, a focus on basic manufacturing, leading market positions, consistent earnings and potential for long-term growth in sales, operating income and cash flow. As opportunities arise, the Company may also make further dispositions of businesses and assets that it does not consider important for long-term growth and use the net proceeds thereof for further debt reduction or acquisitions. For a description of the dispositions made by the Company since completion of the Demerger, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Balance Sheet Deleverage" in the Company's 1996 Annual Report, which is incorporated herein by reference and "Recent Developments--Dispositions."

         o DECENTRALIZATION AND MANAGEMENT INCENTIVES: The Company has a decentralized management structure that enables management of its operating companies to concentrate on day-to-day operations. A small centralized senior management team is responsible for financing and treasury matters, divestitures and acquisitions, and legal, tax and human resource matters. Management's compensation under the Company's annual bonus and long-term deferred compensation plans is dependent upon the attainment of performance criteria such as debt reduction, pre-tax profit and operational cash flow. In addition, senior management of the Company and its major operating subsidiaries have significant investments in the Company in the form of restricted stock and stock options.

         The Company is a Delaware corporation organized in 1995. Its principal executive offices are located at 101 Wood Avenue South, Iselin, New Jersey 08830; its telephone number at that address is (908) 767-0700. The Company also has executive offices located at 17 Mount Street, Mayfair W1Y 5RA, London, England; its telephone number at that address is (011)(44- 171) 499-8766.

                           USI AMERICAN HOLDINGS, INC.

         The Issuer is a Delaware corporation organized in 1995. It is a direct wholly-owned subsidiary of the Company that serves as a direct or indirect holding company for all of the Company's operating subsidiaries and serves as a borrower under the New Credit Facility.

         The Issuer's principal executive offices are located at 101 Wood Avenue South, Iselin, New Jersey 08830; its telephone number at that address is (908) 767-0700.

                               THE EXCHANGE OFFER

         The Existing Notes were issued and sold on December 12, 1996 in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and may not be offered or sold in the United States unless so registered or pursuant to an applicable exemption under the Securities Act and applicable state securities laws. The Exchange Offer is being made with respect to all outstanding Existing Notes. See "The Exchange Offer." The New Notes will be entitled to the benefits of the same Indenture under which the Existing Notes were issued. See "Description of the New Notes."

The Exchange Offer.......................  The Issuer is offering to exchange pursuant to the Exchange Offer $1,000
                                           principal amount of New Notes in
                                           exchange for each outstanding $1,000
                                           principal amount of Existing Notes.
                                           As of the date hereof, $125,000,000
                                           aggregate principal amount of the
                                           Existing Notes are outstanding. The
                                           terms of the New Notes are identical
                                           in all material respects to the terms
                                           of the Existing Notes except that the
                                           New Notes will not contain certain
                                           terms with respect to transfer
                                           restrictions, registration rights or
                                           interest rate increases as described
                                           in the Registration Rights Agreement
                                           (as defined below). See "The Exchange
                                           Offer--Terms of the Exchange Offer."

                                           Based on no-action letters issued by
                                           the Staff of the Commission to third
                                           parties with respect to similar
                                           transactions, including Exxon
                                           Capital, Morgan Stanley and similar
                                           no-action letters, the Issuer
                                           believes that the New Notes issued
                                           pursuant to the Exchange Offer in
                                           exchange for Existing Notes may be
                                           offered for resale, resold and
                                           otherwise transferred by holders
                                           thereof (other than any such holder
                                           that is an Affiliate of the Issuer)
                                           without compliance with the
                                           registration and prospectus delivery
                                           requirements of the Securities Act,
                                           provided that such New Notes are
                                           acquired in the ordinary course of
                                           such holders' business and such
                                           holders are not engaged in, have no
                                           arrangement or understanding with any
                                           person to participate in, and do not
                                           intend to engage in, any distribution
                                           of the New Notes. However, the Issuer
                                           has not sought a no-action letter
                                           with respect to the Exchange Offer
                                           and there can be no assurance that
                                           the Staff of the Commission would
                                           make a similar determination with
                                           respect to the Exchange Offer. Each
                                           holder of Existing Notes, other than
                                           a broker-dealer, must acknowledge
                                           that it is not engaged in, has no
                                           arrangement or understanding with any
                                           person to participate in and does not
                                           intend to engage in a distribution of
                                           New Notes. Any holder who tenders in
                                           the Exchange Offer for the purpose of
                                           participating in a distribution of
                                           New Notes (i) will not be able to
                                           rely on the interpretations of the
                                           Staff of the

                                           Commission set forth in the
                                           above-referenced no-action letters,
                                           (ii) will not be able to validly
                                           tender Existing Notes in the Exchange
                                           Offer, and (iii) must comply with the
                                           registration and prospectus delivery
                                           requirements of the Securities Act in
                                           connection with any secondary resale
                                           transactions. In addition, each
                                           broker-dealer that receives New Notes
                                           for its own account pursuant to the
                                           Exchange Offer must acknowledge that
                                           it will deliver a prospectus in
                                           connection with any resale of such
                                           New Notes. The Letter of Transmittal
                                           accompanying this Prospectus states
                                           that by so acknowledging and by
                                           delivering a prospectus, a
                                           broker-dealer will not be deemed to
                                           admit that it is an "underwriter"
                                           within the meaning of the Securities
                                           Act. This Prospectus, as it may be
                                           amended or supplemented from time to
                                           time, may be used by a broker-dealer
                                           in connection with resales of New
                                           Notes received in exchange for
                                           Existing Notes where such Existing
                                           Notes were acquired by such
                                           broker-dealer as a result of
                                           market-making activities or other
                                           trading activities. Pursuant to the
                                           Registration Rights Agreement, the
                                           Issuer has agreed that it will make
                                           this Prospectus available to any
                                           broker-dealer for use in connection
                                           with any such resale. See "The
                                           Exchange Offer--Purpose and Effect of
                                           the Exchange Offer--Transferability"
                                           and "Plan of Distribution."

Purpose and Effect of the
Exchange Offer...........................  In connection with the Initial
                                           Offering, the Issuer and the Company
                                           entered into the Registration Rights
                                           Agreement dated December 12, 1996
                                           (the "Registration Rights Agreement")
                                           with BA Securities, Inc. ("BA
                                           Securities") providing for the
                                           Exchange Offer. Pursuant to the
                                           Registration Rights Agreement, the
                                           Issuer and the Company agreed to file
                                           with the Commission and use their
                                           best efforts to cause to become
                                           effective the Registration Statement
                                           with respect to the Exchange Offer
                                           for the New Notes registered under
                                           the Securities Act, with terms
                                           identical in all material respects to
                                           the terms of the Existing Notes
                                           except that the New Notes will not
                                           contain certain terms with respect to
                                           transfer restrictions (which related
                                           to the status of the Existing Notes
                                           as unregistered securities),
                                           registration rights or interest rate
                                           increases relating to the Company's
                                           failure to meet specified milestones
                                           with respect to such registration
                                           rights, all as described therein. See
                                           "The Exchange Offer--Purpose and
                                           Effect of the Exchange Offer." In
                                           addition, if the Exchange Offer
                                           cannot be consummated within 165 days
                                           after the Initial Issue Date for any
                                           reason, or if BA Securities so
                                           requests with respect to (i) Existing
                                           Notes not eligible or permitted to be
                                           exchanged or (ii) New Notes received
                                           that are
                                           not fully tradeable, the Issuer and
                                           the Company will be required to file
                                           a Shelf Registration Statement (the
                                           "Shelf Registration Statement") for
                                           an offering to be made on a
                                           continuous basis pursuant to Rule 415
                                           under the Securities Act. See "The
                                           Exchange Offer--Purpose and Effect of
                                           the Exchange Offer--Shelf
                                           Registration Statement."

Expiration Date..........................  The Exchange Offer will expire at
                                           5:00 p.m., New York City time, on the
                                           Expiration Date (as defined herein).
                                           See "The Exchange Offer--Expiration
                                           Date." Any Existing Notes not
                                           accepted for exchange for any reason
                                           will be returned without expense to
                                           the Tendering Holder thereof as
                                           promptly as practicable after the
                                           expiration or termination of the
                                           Exchange Offer. See "--Terms of the
                                           Exchange Offer."

Exchange Date............................  As soon as practicable after the close of the Exchange Offer, the
                                           Issuer will accept for exchange all
                                           Existing Notes properly tendered and
                                           not validly withdrawn prior to 5:00
                                           p.m., New York City time, on the
                                           Expiration Date. See "The Exchange
                                           Offer--Exchange Date."

Conditions to the
Exchange Offer...........................  The Exchange Offer is subject to customary conditions, certain of
                                           which may be waived by the Issuer.
                                           The Issuer reserves the right to
                                           terminate or amend the Exchange Offer
                                           at any time prior to the Expiration
                                           Date upon the occurrence of any such
                                           condition. The Exchange Offer is not
                                           conditioned on any minimum aggregate
                                           principal amount of Existing Notes
                                           being tendered for exchange. See "The
                                           Exchange Offer--Conditions."

Consequences of Failure
to Exchange..............................  Any Existing Notes not tendered pursuant to the Exchange Offer will
                                           remain outstanding and continue to
                                           accrue interest. Such Existing Notes
                                           will remain "restricted securities"
                                           under the Securities Act, subject to
                                           the transfer restrictions described
                                           herein. As a result, the liquidity of
                                           the market for such Existing Notes
                                           could be adversely affected upon com-
                                           pletion of the Exchange Offer. See
                                           "Risk Factors-- Consequences of
                                           Failure to Exchange" and "The
                                           Exchange Offer--Consequences of
                                           Failure to Exchange."

Certain Federal Income
Tax Considerations.......................  The exchange pursuant to the Exchange
                                           Offer should not be a taxable event
                                           for federal income tax purposes. See
                                           "Certain Federal Income Tax
                                           Considerations."

Use of Proceeds..........................  There will be no cash proceeds to the
                                           Company from the Exchange Offer. See
                                           "Use of Proceeds."

                     PROCEDURES FOR TENDERING EXISTING NOTES

Tendering
Existing Notes...........................  Each Beneficial Owner of Existing
                                           Notes held through a DTC Participant
                                           must instruct such DTC Participant to
                                           cause its Existing Notes to be
                                           tendered in accordance with the
                                           proce- dures set forth under
                                           "Procedures for Tendering Existing
                                           Notes--Tendering Existing
                                           Notes--Notes held through a
                                           Custodian."

                                           Each DTC Participant holding Existing
                                           Notes through DTC must (i)
                                           electronically transmit its
                                           acceptance through ATOP, and DTC will
                                           then edit and verify the acceptance,
                                           execute a book-entry delivery to the
                                           Exchange Agent's account at DTC and
                                           send an Agent's Message to the
                                           Exchange Agent for its acceptance, or
                                           (ii) comply with the guaranteed
                                           delivery procedures set forth in this
                                           Prospectus and in the Notice of
                                           Guaranteed Delivery. See "Procedures
                                           for Tendering Existing
                                           Notes--Tendering Existing
                                           Notes--Notes held through DTC" and
                                           "--Guaranteed Delivery
                                           Procedures--Notes held through DTC."

                                           Each Holder must (i) complete and
                                           sign a Letter of Trans- mittal, and
                                           mail or deliver such Letter of
                                           Transmittal, and all other documents
                                           required by the Letter of
                                           Transmittal, together with
                                           certificate(s) representing all
                                           tendered Existing Notes, to the
                                           Exchange Agent at its address set
                                           forth under "Procedures for Tendering
                                           Existing Notes--Exchange Agent," or
                                           (ii) comply with the guaranteed
                                           delivery procedures set forth in this
                                           Prospectus. See "Procedures for
                                           Tendering Existing Notes--Tendering
                                           Existing Notes--Notes held by
                                           Holders" and "--Guaranteed Delivery
                                           Procedures--Notes held by Holders."

                                           By tendering, each Holder and each
                                           DTC Participant will represent to the
                                           Issuer that, among other things, (i)
                                           it is not an Affiliate of the Issuer,
                                           (ii) it is not a broker-dealer
                                           tendering Existing Notes acquired
                                           directly from the Issuer for its own
                                           account, (iii) the New Notes acquired
                                           pursuant to the Exchange Offer are
                                           being obtained in the ordinary course
                                           of business of such Holder and (iv)
                                           it has no arrangements or
                                           understandings with any person to
                                           participate in the Exchange Offer for
                                           the purpose of distributing the New
                                           Notes. See

          "Procedures for Tendering Existing Notes--Tendering Existing
                                     Notes."

Guaranteed Delivery
Procedures...............................  DTC Participants holding Existing
                                           Notes through DTC who wish to cause
                                           their Existing Notes to be tendered,
                                           but who cannot transmit their
                                           acceptances through ATOP prior to the
                                           Expiration Date, may effect a tender
                                           in accordance with the procedures set
                                           forth in this Prospectus. See
                                           "Procedures for Tendering Existing
                                           Notes--Guaranteed Delivery
                                           Procedures-- Notes held through DTC."

                                           Holders who wish to tender their
                                           Existing Notes but (i) whose Existing
                                           Notes are not immediately available
                                           and will not be available for
                                           tendering prior to the Expiration
                                           Date, or (ii) who cannot deliver
                                           their Existing Notes, the Letter of
                                           Transmittal, or any other required
                                           documents to the Exchange Agent prior
                                           to the Expiration Date, may effect a
                                           tender in accordance with the
                                           procedures set forth in this
                                           Prospectus. See "Procedures for
                                           Tendering Existing Notes--Guaranteed
                                           Delivery Procedures--Notes held by
                                           Holders."

Withdrawal Rights........................  The tender of Existing Notes pursuant to the Exchange Offer may be
                                           withdrawn at any time prior to 5:00
                                           p.m., New York City time, on the
                                           Expiration Date, in accordance with
                                           the procedures set forth in this
                                           Prospectus. See "The Exchange
                                           Offer--Withdrawal Rights."

Exchange Agent...........................  PNC Bank, National Association is
                                           serving as Exchange Agent in
                                           connection with the Exchange Offer.
                                           See "Procedures for Tendering
                                           Existing Notes--Exchange Agent."


                                  THE NEW NOTES

Issuer...................................  USI American Holdings, Inc.

Securities Offered.......................  $125,000,000 aggregate principal amount of 7 1/4% Senior Notes Due
                                           December 1, 2006, Series B.

Maturity Date............................  December 1, 2006.

Interest.................................  The New Notes will accrue interest from the Exchange Date at the rate of
                                           7 1/4% per annum, and will be payable
                                           in cash semiannually in arrears on
                                           June 1 and December 1 of each year,
                                           commencing June 1, 1997 (the
                                           "Interest Payment

                                           Dates") to the holders of record on
                                           the next preceding May 15 or November
                                           15, respectively.

Guaranties...............................  The New Notes will be unconditionally guaranteed by U.S. Industries, Inc.
                                           See "Risk Factors--Holding Company
                                           Structure" and "Description of the
                                           New Notes--Guaranties."

Ranking..................................  The New Notes and the Guaranties will be unsecured senior obligations of,
                                           and will rank pari passu with all
                                           other existing and future unsecured
                                           and unsubordinated indebtedness and
                                           senior in right of payment to all
                                           subordinated indebtedness of, the
                                           Issuer and the Company, respectively.
                                           The New Notes and the Guaranties will
                                           be effectively subordinated to (i)
                                           all existing and future secured
                                           indebtedness of the Issuer and the
                                           Company, to the extent of the value
                                           of the assets securing such
                                           indebtedness, (ii) all existing and
                                           future indebtedness of any
                                           subsidiaries of the Issuer and of the
                                           Company (other than the Issuer) and
                                           (iii) all existing and future
                                           guaranties by subsidiaries of the
                                           Issuer and of the Company (other than
                                           the Issuer) of the Issuer's and the
                                           Company's indebtedness. At December
                                           31, 1996, on a pro forma basis after
                                           giving effect to two dispositions and
                                           two acquisitions completed in the
                                           second quarter of fiscal 1997, the
                                           Company had consolidated indebtedness
                                           of approximately $680 million ($443
                                           million of which consisted of
                                           indebtedness of the Issuer under the
                                           New Credit Facility), none of which
                                           represented secured indebtedness or
                                           subordinated indebtedness, and a
                                           ratio of total debt to total
                                           capitalization of 52.9%. At December
                                           31, 1996, subsidiaries of the Issuer
                                           other than USI Funding, Inc.
                                           ("Funding"), a special-purpose
                                           funding subsidiary of the Issuer that
                                           has no operating assets or
                                           subsidiaries, had approximately $42
                                           million of indebtedness outstanding
                                           (other than intercompany
                                           indebtedness), all of which had been
                                           guaranteed by the Issuer. See "Risk
                                           Factors--Leverage," "Risk
                                           Factors--Holding Company Structure"
                                           and "Description of the New
                                           Notes--Ranking" herein and
                                           "Management's Discussion and Analysis
                                           of Financial Condition and Results of
                                           Operations--Liquidity and Capital
                                           Resources" in the Company's 1996
                                           Annual Report, which is incorporated
                                           herein by reference."

Redemption...............................  The New Notes will be subject to redemption, in whole or in part, at
                                           the option of the Issuer at any time,
                                           at a redemption price equal to the
                                           greater of (i) 100% principal amount
                                           of the New Notes to be redeemed, or
                                           (ii) the sum of the present values of
                                           the remaining scheduled payments of
                                           principal and interest on the New
                                           Notes to be redeemed, discounted to
                                           the
                                           date of redemption on a semiannual
                                           basis at the Treasury Rate (as
                                           defined herein), plus 10 basis
                                           points, plus, in each case, accrued
                                           but unpaid interest to the date of
                                           redemption. In addition, the New
                                           Notes will be subject to redemption
                                           at the option of the Issuer in
                                           certain circumstances involving
                                           taxation. See "Description of the New
                                           Notes--Redemption."

Restrictive Covenants....................  The Indenture contains certain covenants that limit, among other
                                           things, the ability of (i) the Issuer
                                           and Restricted Subsidiaries (as
                                           defined) to grant liens or enter into
                                           sale and lease-back transactions,
                                           (ii) Restricted Subsidiaries to incur
                                           indebtedness, (iii) the Issuer and
                                           Restricted Subsidiaries to pay
                                           dividends, redeem capital stock or
                                           prepay certain subordinated
                                           indebtedness and (iv) the Issuer and
                                           the Company to merge, consolidate or
                                           transfer substantially all of their
                                           respective assets. The limitations
                                           described above are subject to
                                           certain qualifications and
                                           exceptions. See "Description of the
                                           New Notes--Restrictive Covenants" and
                                           "--Consolidation, Merger or Certain
                                           Sales of Assets of the Issuer or the
                                           Company.


                               RECENT DEVELOPMENTS

The New Credit
Facility.................................  The Company entered into the New
                                           Credit Facility effective upon
                                           consummation of the Initial Offering
                                           and the application of the net
                                           proceeds therefrom to prepay a
                                           portion of the term loan under the
                                           Previous Credit Facility. The
                                           Company's initial borrowings under
                                           the New Credit Facility were used to
                                           refinance the remainder of the
                                           indebtedness outstanding under the
                                           Previous Credit Facility. The New
                                           Credit Facility lowered the Company's
                                           borrowing spreads, eliminated
                                           security interests and guaranties by
                                           subsidiaries of the Issuer and
                                           modified certain restrictive
                                           covenants. The revolving credit
                                           commitment under the New Credit
                                           Facility is subject to permanent
                                           reductions on the third and fourth
                                           anniversaries of the initial
                                           borrowings thereunder. See "Recent
                                           Developments--The New Credit
                                           Facility."

Dispositions.............................  In January 1997, the Company
                                           completed the sale of certain assets
                                           of QPF, Inc. ("QPF"), a manufacturer
                                           of polypropy- lene films, for $43.2
                                           million and the sale of the capital
                                           stock of SCM Metal Products Inc.
                                           ("SCM Metals"), a manufacturer of
                                           specialty metal products, for $122
                                           million. See "Recent
                                           Developments--Dispositions."

Acquisitions.............................  In the second quarter of fiscal 1997, the Company purchased certain assets
                                           of Woodings-Verona and Sunbeam
                                           Furniture. The Company expects the
                                           total cost of these acquisitions to
                                           approximate $85 million including
                                           transaction costs, the funding of
                                           initial operations and the assumption
                                           of certain liabilities. See "Recent
                                           Developments--Acquisitions."



                                  RISK FACTORS

         Potential investors in the New Notes should carefully consider the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under the caption "Risk Factors" prior to tendering Existing Notes in exchange for New Notes, including (i) the consequences of a failure to participate in the Exchange Offer, (ii) the degree of leverage of the Issuer and the Company, (iii) the status of the Issuer and the Company as holding companies and (iv) the lack of a public market for the New Notes. See "Risk Factors" beginning on page 18.

                 SUMMARY CONSOLIDATED (COMBINED) FINANCIAL DATA

The following table summarizes certain historical financial data with respect to the Company and is qualified in its entirety by reference to, and should be read in conjunction with, the Company's Consolidated (Combined) Financial Statements and notes thereto. See "Index to Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's 1996 Annual Report and the Quarterly Report, which are incorporated herein by reference, and "Ratio of Earnings to Fixed Charges."




                                                 Three Months Ended
                                                    December 31,                   Year ended September 30,(1)
                                                 1996          1995           1996         1995(2)        1994
                                                                 (in millions, except ratios and percentages)

INCOME STATEMENT DATA:
Net sales....................................    $527          $464         $2,089         $1,952        $1,899
Operating income.............................      48            39            211             62           181
Interest expense.............................      12            20             60            101            95
Interest income..............................       1             2              8              8            11
Net income (loss)............................      21            56            133            (89)           78

BALANCE SHEET DATA (AT PERIOD END):
Total assets.................................  $1,768        $1,708         $1,787         $1,842        $2,199
Cash and cash equivalents....................      42            42             45             51            28
Total debt...................................     760           814            734            993         1,009
Stockholders' equity/invested capital........     526           457            527            412           803

OTHER DATA:
Depreciation and amortization................      13            14             58             54            50
Capital expenditures.........................      21            12             47             61            47
Total debt to total capitalization (3).......    59.1%         64.0%          58.2%            70.7%         --
--------------------------

(1) All amounts for the fiscal years ended September 30 presented above have been restated from the amounts presented in the Company's 1996 Annual Report to reflect the subsequent classification of SCM Metals and QPF as discontinued operations. Such restatement was made in order to present such amounts on a consistent basis with the first quarter results presented above and in the Quarterly Report.

 (2) In fiscal 1995, the Company adopted the fair value method of evaluating the recoverability of goodwill and measuring for permanent impairment. This change resulted in non-recurring charges of $98 million to the Building Products Group's Lighting Products and Systems Operations and $13 million to the Consumer Group's Recreation and Leisure Products Operations. In addition, fiscal 1995 operating income includes non-recurring charges of $2 million associated with the closing of underutilized facilities of the Lighting Products and Systems Operations.

(3) The debt to total capitalization has not been included for September 30, 1994, as such information is not indicative of the Company's continuing capital structure following the Demerger.

                                      17

(4)  Summarized consolidated information of the Issuer for the fiscal years and as of the dates indicated is as follows:



                                                                          (IN MILLIONS)
                                                         THREE MONTHS ENDED              FISCAL YEAR ENDED
                                                            DECEMBER 31,                    SEPTEMBER 30,
                                                             ------------                   -------------
                                                          1996               1995          1996          1995
                                                          ----               ----          ----          ----

INCOME STATEMENT DATA:

Net sales.........................................       $ 527              $ 464        $2,089        $1,952
Gross profit......................................         172                155           688           631
Income (loss) from continuing operations..........          21                 12            89           (76)
Net income (loss).................................          22                 56           135           (88)

BALANCE SHEET DATA (AT PERIOD END):

Current Assets....................................       $ 907              $ 892         $ 945        $1,018
Noncurrent assets.................................         861                817           842           824
Current liabilities...............................         494                294           393           489
Noncurrent liabilities............................         748                957           867           941



     Income statement data has not been provided for fiscal 1994 as the Issuer did not exist prior to the Demerger.

     All amounts for the fiscal years ended September 30 in the above table have been restated from the amounts presented in the 1996 Annual Report to reflect the subsequent classification of SCM Metals and QPF as discontinued operations. Such restatement was made in order to present such amounts on a consistent basis with the first quarter results presented above and in the Quarterly Report.

                                  RISK FACTORS

     THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION THE DOCUMENTS AND INFORMATION INCORPORATED HEREIN BY REFERENCE, BEFORE TENDERING EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER. IN CONNECTION WITH THE FORWARD-LOOKING STATEMENTS WHICH APPEAR IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION THE DOCUMENTS AND INFORMATION INCORPORATED HEREIN BY REFERENCE, PROSPECTIVE INVESTORS IN THE NEW NOTES SHOULD CAREFULLY REVIEW THE FACTORS DISCUSSED BELOW AND THE CAUTIONARY STATEMENTS REFERRED TO IN "DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS." SUCH FACTORS AND SUCH CAUTIONARY STATEMENTS ARE GENERALLY APPLICABLE TO THE EXISTING NOTES AS WELL AS THE NEW NOTES.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Any Existing Notes not tendered pursuant to the Exchange Offer will remain outstanding and continue to accrue interest. Such Existing Notes will remain "restricted securities" (within the meaning of the Securities Act). Accordingly, prior to the date that is three years after the later of the Initial Issue Date thereof and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Existing Notes (the "Resale Restriction Termination Date"), such Existing Notes may be resold only (i) to the Issuer, (ii) to a person whom the seller reasonably believes is a "qualified institutional buyer" purchasing for its own account or for the account of another "qualified institutional buyer" in compliance with the resale limitations of Rule 144A, (iii) to an Institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee a written certification containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) pursuant to the limitations on resale provided by Rule 144 under the Securities Act (if available), (v) pursuant to the resale provisions of Rule 904 of Regulation S under the Securities Act, (vi) pursuant to an effective registration statement under the Securities Act, or (vii) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to compliance with applicable state securities laws. As a result, the liquidity of the market for such non-tendered Existing Notes could be adversely affected upon completion of the Exchange Offer. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.

LEVERAGE

     At December 31, 1996, on a pro forma basis after giving effect to two dispositions and two acquisitions completed in the second fiscal quarter of 1997, the Company had consolidated indebtedness of approximately $680 million ($443 million of which consisted of indebtedness of the Issuer under the New Credit Facility) and the Company's ratio of total debt to total capitalization at such date was 52.9%. See "Capitalization" and "Selected Financial Data."

     The degree to which the Issuer is leveraged could have important consequences to the holders of the Notes, including the following: (i) the Issuer's ability to obtain additional financing in the future for working capital, capital expenditures, product development, acquisitions or other purposes may be limited or impaired; (ii) the Company's operating flexibility with respect to certain matters is limited by covenants contained in the Indenture and the New Credit Facility which limit the ability of the Issuer and certain of its subsidiaries to incur additional indebtedness, grant liens, pay dividends, redeem capital stock or prepay certain subordinated indebtedness and enter into sale and lease-back transactions and (iii) the Issuer's degree of leverage may make it more vulnerable to economic downturns, may limit its ability to pursue other business opportunities and may reduce its flexibility in responding to changing business and economic conditions.

     The Issuer expects to generate sufficient cash flow from operations to meet its debt service obligations for the foreseeable future. However, the Issuer's ability to generate cash for the repayment of debt will be dependent upon the future performance of the Issuer's businesses, which will in turn be subject to financial, business and other factors affecting the business and operations of the Issuer, including factors beyond its control, such as prevailing economic conditions. The Company's interest expense was $60 million in fiscal 1996 and $12 million in the first quarter of fiscal 1997. Interest expense may vary in future fiscal periods, depending on future borrowings of the Company. If the Company borrowed the maximum amount currently available under the New Credit Facility, interest expense would be approximately $65 million on an annual basis (assuming currently applicable interest rates and no other changes in currently outstanding indebtedness). The Company's annual debt amortization requirements on a consolidated basis, as of December 31, 1996, are as follows: $3 million in fiscal 1997 (in addition, $165 million was voluntarily prepaid in the second quarter of fiscal 1997 utilizing the proceeds from the sales of QPF and SCM Metals), $4 million in fiscal 2000, $465 million in fiscal 2002 (when the New Credit Facility is scheduled to terminate) and $125 million in fiscal 2007 (when the Notes mature).

     The Company may seek growth through selective acquisitions, including significant acquisitions. The Company could incur substantial indebtedness in connection with a significant acquisition, in which event the Company's leverage would be increased. The provisions of the Indenture would not necessarily afford holders of the Notes protection in the event of a highly leveraged transaction involving the Company or the Issuer adversely affecting the holders of the Notes. In particular, the Indenture does not restrict (i) the incurrence of secured or unsecured indebtedness by the Company or by any subsidiary of the Company that is not a subsidiary of the Issuer; (ii) the incurrence of unsecured indebtedness by the Issuer; (iii) the incurrence of secured or unsecured indebtedness by Unrestricted Subsidiaries (as defined) of the Issuer; (iv) a consolidation, merger, sale of assets, or other similar transaction that may adversely affect the creditworthiness of the Company or the Issuer or the successor or combined entity of either thereof; (v) a change in control of the Company or the Issuer; or (vi) a highly leveraged transaction involving the Company or the Issuer.

HOLDING COMPANY STRUCTURE

     The Issuer is a holding company with no business operations other than (i) holding the capital stock of its intermediate holding companies and subsidiaries and (ii) advancing funds to, and receiving funds from, its subsidiaries. In repaying its indebtedness, including the Notes, the Issuer must rely on dividends and other payments made to it by its subsidiaries.

     The holders of the Notes have no direct claims against the Issuer's subsidiaries. The ability of the Issuer's subsidiaries to make payments to the Issuer will be affected by the obligations of such subsidiaries to their creditors. Claims of holders of indebtedness of the Issuer, including the Notes, against the cash flow and assets of the Issuer's subsidiaries will be effectively subordinated to claims of such creditors. In addition, the rights of holders of the Notes to participate in the assets of any subsidiary of the Issuer or the Company (other than the Issuer) upon such subsidiary's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors. At December 31, 1996, subsidiaries of the Issuer (other than Funding) had approximately $42 million of indebtedness outstanding (other than intercompany indebtedness), all of which had been guaranteed by the Issuer. The ability of the Issuer's subsidiaries to make payments to the Issuer will also be subject to, among other things, applicable state corporate laws and other laws and regulations. State corporate law applicable to the Issuer's subsidiaries generally prohibits the payment of dividends by any given subsidiary unless such subsidiary has capital surplus or net profits in the current or immediately preceding year. In order to pay the principal amount at maturity of the Notes, the Issuer may be required to adopt one or more alternatives, such as a refinancing of the Notes.

     The Notes are fully and unconditionally guaranteed on an unsecured basis by the Company. The Company is a holding company whose principal asset is 100% of the outstanding capital stock of the Issuer. If ever required to honor its guaranty of the Notes, the Company has no current or expected future ability to do so.

LACK OF PUBLIC MARKET FOR THE NOTES

     The New Notes are being offered to the Holders of the Existing Notes. The Existing Notes were issued on December 12, 1996 to a limited number of institutional investors and are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screenbased, automated market for trading of securities eligible for resale under Rule 144A, under the Securities Act. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered Existing Notes could be adversely affected. There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes, or the ability of holders of the New Notes to sell their New Notes, or the price at which such holders may be able to sell their New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and the financial performance of the Company and its subsidiaries. BA Securities has advised the Company that it currently intends to make a market in the New Notes. BA Securities is not obligated to do so, however, and any market-making with respect to the New Notes may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop. The Company does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.


                               RECENT DEVELOPMENTS

THE NEW CREDIT FACILITY

     Upon consummation of the Initial Offering on December 12, 1996 and the application of the net proceeds therefrom to prepay a portion of the term loan under the Previous Credit Facility, the Company, the Issuer and Funding entered into the New Credit Facility agreement (the "New Credit Agreement") with Bank of America National Trust and Savings Association, which syndicated a substantial portion of such facility to a group of financial institutions for whom it acts as agent (the "Agent"). The Issuer and Funding may serve as borrowers under the New Credit Facility. The Issuer's borrowings are guaranteed by the Company and Funding's borrowings are guaranteed by the Issuer.

     The summary herein of certain provisions of the New Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the New Credit Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The New Credit Facility consists of an unsecured revolving line of credit of up to an aggregate principal amount of $750 million that includes: (i) short-term committed advances ("Committed Advances"), (ii) uncommitted bid option advances, (iii) a sub-limit for letters of credit and (iv) a sub-limit for swingline loans. The Issuer's initial borrowings under the New Credit Facility were used to refinance the remainder of the indebtedness outstanding under the Previous Credit Facility. Future borrowings will be used to fund working capital and general corporate requirements, including but not limited to acquisitions. The revolving credit commitment will be permanently reduced by $100 million on the third anniversary and by an additional $150 million on the fourth anniversary of the initial borrowings under the New Credit Facility.

     The Committed Advances, at the Issuer's option, may be either Base Rate Loans or Eurodollar Loans. Base Rate Loans bear interest at the higher of (i) the rate of interest publicly announced from time to time by the Agent as its Reference Rate (as defined), or (ii) 0.50% per annum above the Federal Funds Rate then in effect. Eurodollar Loans bear interest at LIBOR for 1-, 2-, 3-, or 6-month dollar deposits as offered by the Agent to prime international banks in the offshore dollar market, adjusted for reserve requirements. The spread over LIBOR is determined based upon the Issuer's senior unsecured debt ratings for the relevant period. The initial spread over LIBOR is 0.25%. In addition, the Issuer, at certain times, is permitted to request the Agent to solicit competitive bids from the lenders under the New Credit Facility through an auction for short-term advances.

     A facility fee accrues on the full amount of the New Credit Facility, regardless of the amount of utilization, and is determined based upon the Issuer's senior unsecured debt ratings for the relevant period. The initial facility fee is 0.125% per annum.

     The New Credit Facility contains certain financial covenants pursuant to which the Issuer agrees to maintain (i) a maximum ratio of Total Funded Debt (as defined) to capitalization of 65% initially, with a reduction to 60% after December 31, 1997 and (ii) a maximum ratio of Total Funded Debt to Adjusted EBITDA (as defined) of 3.5x. At December 31, 1996, on a pro forma basis after giving effect to two dispositions and two acquisitions completed in the second quarter of fiscal 1997, the Issuer had a ratio of Total Funded Debt to capitalization of 52.9% and a ratio of Total Funded Debt to Adjusted EBITDA of 1.8x. The New Credit Facility, subject to certain exceptions, (i) limits additional unsecured indebtedness of the Issuer (excluding the Notes) to $200 million; (ii) limits subsidiary indebtedness and secured indebtedness in the aggregate to 10% of Consolidated Net Tangible Assets (as defined); (iii) restricts consolidations and mergers; and (iv) limits sale-leaseback transactions.

DISPOSITIONS

     On January 2, 1997, the Company sold certain assets of QPF, a manufacturer of polypropylene films, to the Hood Companies for $43.2 million. On January 21, 1997, the Company sold the capital stock of SCM Metals, a manufacturer of specialty metal products, to OM Group, Inc. for $122 million. The gross proceeds of these dispositions were used to prepay outstanding indebtedness under the New Credit Facility. In fiscal 1996, 1995 and 1994 on a combined basis, QPF and SCM Metals had sales of $144 million, $142 million and $117 million, respectively, and operating income of $17 million, $18 million and $12 million, respectively; at September 30, 1996, on a combined basis, they had total assets of $97 million.

ACQUISITIONS


In the second quarter of fiscal 1997, the Company purchased certain assets of Woodings- Verona and Sunbeam Furniture. The Company expects the total cost of these acquisitions, including transaction costs, the funding of initial operations and the assumption of certain liabilities, to approximate $85 million.






                                 USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain of the Issuer's and the Company's obligations under the Registration Rights Agreement. The Issuer will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes contemplated by this Prospectus, the Issuer will receive in exchange Existing Notes in like principal amount, the terms of which are identical in all material respects to the terms of the New Notes, except as otherwise described herein. The Existing Notes surrendered in exchange for New Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase or decrease in the indebtedness of the Issuer or the Company.

     The net proceeds of the Initial Offering, after deducting the underwriting discounts and expenses, were approximately $122.4 million. The Company used such proceeds, as well as its initial borrowings under the New Credit Facility, to prepay the indebtedness outstanding under the Previous Credit Facility. The New Credit Facility lowered the Company's borrowing spreads, eliminated security interests and guaranties by subsidiaries of the Issuer and modified certain restrictive covenants. See "Recent Developments--The New Credit Facility" herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources" in the Company's 1996 Annual Report and the Quarterly Report, which are incorporated herein by reference.

                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                      Three Months
                                                                                                              Ended
                                                       Year Ended September 30,                        December 31,
                                                       ------------------------                        ------------
                                          1996          1995    1994       1993        1992          1996        1995
                                          ----          ----    ----       ----        ----          ----        ----
                                                                                                         (unaudited)

         The Company...............        3.3x            -     1.7x       1.5x        1.5x         3.6x       2.0x

         For purposes of computing the ratio of earnings to fixed charges, "fixed charges" are defined as interest expense and a portion of rental expense representing the interest factor, and "earnings" are defined as income from continuing operations before income taxes and fixed charges. Earnings for fiscal 1995 were insufficient to cover fixed charges by $37 million. This deficiency resulted from goodwill impairment and other non-recurring charges of $113 million. Before taking into account such items, the ratio of earnings to fixed charges for fiscal 1995 would have been 1.7x.

                                 CAPITALIZATION

         The following table, which is unaudited, sets forth the capitalization of the Company as of December 31, 1996, and on a pro forma basis gives effect to
(i) gross cash proceeds of $165 million from the sale of the capital stock of SCM Metals and the sale of certain assets of QPF in January 1997, in each case as applied to prepay indebtedness under the Previous Credit Facility, (ii) borrowings of approximately $85 million under the New Credit Facility to finance the acquisitions in the second quarter of fiscal 1997 of certain assets of Woodings-Verona and of Sunbeam Furniture and (iii) the prepayment of borrowings of a foreign subsidiary of $23 million with borrowings under the New Credit Facility. The debt repayment does not give effect to state and federal taxes expected to be paid related to taxable gains on the dispositions noted above and other transaction expenses, aggregating approximately $30 million. Such taxes and other expenses are expected to be paid out of future cash flows from operations or the proceeds of future borrowings. See "Recent Developments" herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and the Company's Consolidated (Combined) Financial Statements and notes thereto in the Company's 1996 Annual Report and the Quarterly Report, which are incorporated herein by reference.

                                                                             At December 31, 1996
                                                                                  Pro Forma
                                                                  Actual         Adjustments          Pro Forma
                                                                                (In millions)


Cash and cash equivalents..............................      $        42        $ --                     42
                                                             ===========        ===========        ========

Short-term debt (A)....................................      $       168         (165)(B)                 3
Long-term debt:
   New Credit Facility.................................              335          108(C)(F)             443
   Notes...............................................              123            --                  123
   Other (D)...........................................              134          (23)(F)               111
                                                                     ---           ---                  ---
      Total debt.......................................              760          (80)                  680
                                                             -----------           ---                  ---

Stockholders' equity...................................              526           79(E)                605
                                                             -----------           --                   ---

      Total capitalization.............................      $     1,286           (1)         $      1,285
                                                             ===========      ========          ===========
----------------------

(A) Includes current maturities of long-term debt and notes payable.
(B) Represents prepayments under the New Credit Facility.
(C) Represents the borrowings required to purchase certain assets (including transaction costs, the funding of initial operations and the assumption of certain liabilities) of Woodings-Verona and Sunbeam Furniture totalling pproximately $85 million.
(D) Primarily includes borrowings under uncommitted short-term lines of credit and borrowings of foreign subsidiaries.
(E) Represents the estimated gain of $79 million related to dispositions noted above.
(F) Represents the prepayment of borrowings of a foreign subsidiary of $23 million with borrowings under the New Credit Facility.


                             SELECTED FINANCIAL DATA

The selected historical consolidated (combined) financial data presented below are derived from, and should be read in conjunction with, the Company's Consolidated (Combined) Financial Statements and notes thereto in the Company's 1996 Annual Report and the Quarterly Report, which are incorporated herein by reference.

                                           THREE MONTHS ENDED
                                                DECEMBER 31,                            YEAR ENDED SEPTEMBER 30,
                                           ---------------------         ---------------------------------------
                                           1996        1995           1996        1995       1994     1993      1992
                                           ----        ----           ----        ----       ----     ----      ----
                                                                                      (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

INCOME STATEMENT DATA:
Net sales................................ $ 527       $ 464         $2,089      $1,952     $1,899   $1,746    $1,660
Operating income.........................    48          39            211          62        181      145       133
Interest expense.........................    12          20             60         101         94       95        89
Interest income..........................     1           2              8           8         11       15        14
Income (loss) from continuing operations.    20          12             86         (77)        37       19        22
Net income (loss)........................    21          56            133         (89)        78       61        52
Per share:  (2)
   Income from continuing operations.....  0.39        0.23           1.68
   Net income............................  0.42        1.05           2.54

BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents................$   42     $    42        $    45      $   51     $   28   $   27    $   45
Working capital..........................   413         598            551         529        988    1,137       995
Net assets held for disposition..........    69         181             86         258        505      691       513
Total assets............................. 1,768       1,708          1,787       1,842      2,199    2,270     2,120
Long-term debt(3)........................   592         810            717         832        985      985       999
Total debt(3)............................   760         814            734         993      1,009    1,012     1,030
Stockholders' equity/Invested capital....   526         457            527         412        803      902       768

------------------------------


(1) During fiscal 1995, subsequent to the Demerger, the Company's management conducted a comprehensive review of its accounting policies in light of its current financial position and separate public company status. As a result, as discussed below, the Company changed the accounting policy relating to evaluating goodwill impairment during the third quarter of fiscal 1995. The change affects comparability between fiscal 1995 and previous fiscal years.
     The Company adopted the fair value method of evaluating the recoverability of goodwill and measuring for permanent impairment. This change resulted in non-recurring charges of $98 million to the Building Products Group's
     Lighting Products and Systems Operations and $13 million to the Consumer
     Group's Recreation and Leisure Products Operations in fiscal 1995. These permanent impairments to goodwill were associated with the original acquisitions of the Company's commercial lighting products and golf club businesses and result in reduced goodwill amortization expense prospectively. Prior periods have not been restated to reflect this change in accounting methodology. See Note 11 to the Consolidated (Combined)
     Financial Statements in the Company's 1996 Annual Report, which is incorporated herein by



                                       27



     reference. Additionally, fiscal 1995 operating income includes non-recurring charges of $2 million associated with the closing of underutilized facilities of the Lighting Products and Systems Operations.
     See Note 12 to the Consolidated (Combined) Financial Statements in the
     Company's 1996 Annual Report, which is incorporated herein by reference.
(2) Prior to fiscal 1996, earnings per share information is not presented in accordance with Accounting Principles Board Opinion No. 15, "Earnings Per
     Share," as such information is not indicative of the Company's continuing capital structure.
(3) Amounts in fiscal 1994, 1993 and 1992 primarily represent notes payable to Hanson.

(4) All amounts for the fiscal years ended September 30 presented above have been restated from the amounts presented in the Company's 1996 Annual Report to reflect the subsequent classification of SCM Metals and QPF as discontinued operations.
     Such restatement was made in order to present such amounts on a consistent basis with the first quarter results presented above and in the Company's
     Quarterly Report.


                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         Exchange Offer Registration Statement. Pursuant to the Initial Offering, the Issuer sold the Existing Notes to BA Securities on December 12, 1996 (the "Initial Issue Date"). BA Securities has advised the Issuer that it subsequently resold the Existing Notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act. As a condition to the Initial Offering, the Issuer and the Company entered into the Registration Rights Agreement, pursuant to which the Issuer and the Company agreed, for the benefit of all Holders of the Existing Notes, at the Issuer's expense, (i) to file the Registration Statement with the Commission within 45 days after the Initial Issue Date with respect to the Exchange Offer of the Existing Notes for the New Notes, (ii) to use their best efforts to cause the Registration Statement to be declared effective under the Securities Act within 135 days after the Initial Issue Date, (iii) to use their best efforts to keep the Registration Statement effective until the closing of the Exchange Offer and (iv) to use their best efforts to cause the Exchange Offer to be consummated within 165 days after the Initial Issue Date. The Issuer and the Company also agreed that promptly upon the Registration Statement being declared effective, the Issuer would offer to all Holders of the Existing Notes an opportunity to exchange the Existing Notes for the New Notes. Further, the Issuer and the Company agreed that the Issuer would keep the Exchange Offer open for acceptance for not less than 20 Business Days, as such term is defined in Section 14(d) under the Exchange Act (or longer if required by applicable law), after the date notice of the Exchange Offer is mailed to the Holders of Existing Notes. For each Existing Note validly tendered to the Issuer pursuant to the Exchange Offer and not withdrawn by the Holder thereof, the Holder of such Existing Note will receive a New Note having a principal amount equal to that of the tendered Existing Note. Interest on each New Note will accrue from the last Interest Payment Date on which interest was paid on the tendered Existing Note in exchange therefor or, if no interest was paid on such Existing Note, from the Initial Issue Date.

         The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is intended to satisfy certain of the Issuer's and the Company's obligations under the Registration Rights Agreement.

         Transferability. The Existing Notes were issued and sold on December 12, 1996 in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and may not be offered or sold in the United States unless so registered or pursuant to an applicable exemption under the Securities Act and applicable state securities laws. The New Notes are being offered hereunder in order to satisfy certain obligations of the Issuer and the Company contained in the Registration Rights Agreement. Based on no-action letters issued by the Staff of the Commission to third parties with respect to similar transactions, including Exxon Capital, Morgan Stanley and similar letters, the Issuer believes that the New Notes issued pursuant to the Exchange Offer in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an

Affiliate of the Issuer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, have no arrangement or understanding with any person to participate in, and do not intend to engage in, any distribution of the New Notes. However, the Issuer has not sought a no-action letter with respect to the Exchange Offer and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer. Each holder of Existing Notes, other than a broker-dealer, must acknowledge that it is not engaged in, has no arrangement or understanding with any person to participate in and does not intend to engage in a distribution of New Notes. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of New Notes (i) cannot rely on such an interpretation by the Staff of the Commission, (ii) will not be able to validly tender Existing Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

         In addition, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal accompanying this Prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is acting in the capacity of an "underwriter" within the meaning of Section 2(11) of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, the Issuer has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

         Shelf Registration Statement. If any changes in law or the applicable interpretations of the Staff of the Commission do not permit the Issuer to effect the Exchange Offer, if for any other reason the Exchange Offer is not consummated within 165 days after the Initial Issue Date, or if BA Securities so requests with respect to Existing Notes not eligible to be exchanged for New Notes in the Exchange Offer or upon the request of a Holder that is not permitted by applicable law to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive fully tradeable New Notes pursuant to the Exchange Offer, the Issuer and the Company will, at the Issuer's cost, (a) as promptly as practicable, file with the Commission the Shelf Registration Statement covering resales of the Notes, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its best efforts to keep the Shelf Registration Statement effective for a period of three years after the Initial Issue Date (or, for such shorter period, when all of the Notes covered by the Shelf Registration Statement have been sold pursuant thereto). The Issuer will, in the event of the filing of the Shelf Registration Statement, provide to each Holder of the Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Existing Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Existing Notes. A Holder of Existing Notes who sells such Existing Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security-holder in the related prospectus and to deliver the prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a Holder (including certain indemnification obligations). In addition, each Holder of the Existing Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Existing Notes included in the Shelf Registration Statement and to benefit from the provisions regarding the increase in interest rate set forth in the following paragraph.

         Interest Rate Increase. If (i) the Registration Statement is not filed with the Commission on or prior to the 45th day following the Initial Issue Date, (ii) the Registration Statement is not declared effective on or prior to the 135th day following the Initial Issue Date, (iii) neither the Exchange Offer is consummated nor the Shelf Registration Statement is declared effective on or prior to the 165th day following the Initial Issue Date, or (iv) the Shelf Registration Statement is required to be filed because of the request of BA Securities or other specified Holder, 45 days following the request by BA Securities that the Issuer file the Shelf Registration Statement (or 90 days if the Shelf Registration Statement is reviewed by the Commission), then the interest rate borne by the Existing Notes (except in the case of clause (iv), in which case only the Existing Notes which have not been exchanged in the Exchange Offer) shall be increased by 0.5% per annum. Upon (w) the filing of the Registration Statement in the case of clause (i) above, (x) the effectiveness of the Registration Statement in the case of clause (ii) above, (y) the date of the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement in the case of clause (iii) above, or (z) the effectiveness of the Shelf Registration Statement, in the case of clause (iv) above, the interest rate stated on the Existing Notes from the date of such filing, effectiveness or the date of such consummation or effectiveness, as the case may be, will be reduced to the original interest rate set forth on the cover of this Prospectus; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (i), (ii), (iii) or (iv) above occurs, the interest rate shall again be increased pursuant to the foregoing provisions.

TERMS OF THE EXCHANGE OFFER

         Upon satisfaction or waiver of all of the conditions of the Exchange Offer, the Issuer will accept, promptly after the Expiration Date, all Existing Notes properly tendered and will issue the New Notes promptly after acceptance of the Existing Notes. See "--Conditions to the Exchange Offer" and "Procedures for Tendering Existing Notes." The Issuer will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Existing Notes accepted in the Exchange Offer. As of the date of this Prospectus, $125,000,000 aggregate principal amount of the Existing Notes are outstanding. Holders may tender some or all of their Existing Notes pursuant to the Exchange Offer. However, Existing Notes may be tendered only in integral multiples of $1,000.

         The form and terms of the New Notes are the same as the form and terms of the Existing Notes except that the New Notes will not contain certain terms with respect to transfer restrictions (which related to the status of the Existing Notes as unregistered securities), registration rights or interest rate increases relating to the Company's failure to meet specified milestones with respect to such registration rights, all as described in the Registration Rights Agreement. See "--Purpose and Effect of the Exchange Offer." The New Notes will evidence the same debt as the Existing Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture pursuant to which the Existing Notes were issued and will be deemed one issue of Notes, together with the Existing Notes.

         This Prospectus, together with the Letter of Transmittal, is being sent to all Holders and to others believed to have beneficial interests in the Existing Notes. Holders of Existing Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware in connection with the Exchange Offer. The Issuer intends to conduct the Exchange Offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

         For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted validly tendered Existing Notes when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the New Notes from the Issuer. If any tendered Existing Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, such unaccepted Existing Notes will be returned, without expense, to the Tendering Holder thereof as promptly as practicable after the Expiration Date.

         Holders who tender Existing Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer Taxes," transfer taxes with respect to the exchange of Existing Notes pursuant to the Exchange Offer. The Issuer will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses" below.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "Expiration Date" shall mean 5:00 p.m., New York City time, on , 1997, unless the Issuer, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In order to extend the Exchange Offer, the Issuer will notify the Exchange Agent by oral or written notice and each registered holder by means of press release or other public announcement of any extension, in each case, prior to 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Date. The Issuer reserves the right, in its sole discretion, (i) to delay accepting any Existing Notes, to extend the Exchange Offer or, if any of the conditions set forth below under "--Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. The Issuer will notify the Exchange Agent and each registered holder of any amendment by oral or written notice. The Issuer will give to the Exchange Agent written confirmation of any oral notice.

EXCHANGE DATE

         As soon as practicable after the close of the Exchange Offer (the "Exchange Date"), the Issuer will accept for exchange all Existing Notes properly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date pursuant to the Exchange Offer in accordance with the terms of the Registration Statement and the Letters of Transmittal.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the Exchange Offer, and subject to its obligations pursuant to the Registration Rights Agreement, the Issuer shall not be required to accept for exchange, or to issue New Notes in exchange for, any Existing Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such New Notes for exchange, any of the following events shall occur:

         (i) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair the ability of the Issuer to proceed with the Exchange Offer; or

         (ii) the Exchange Offer shall violate any applicable law or any applicable interpretation of the staff of the Commission.

         The foregoing conditions are for the sole benefit of the Issuer and may be asserted by the Issuer regardless of the circumstances giving rise to any such condition or may be waived by the Issuer in whole or in part at any time and from time to time in its sole discretion. The failure by the Issuer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

         In addition, the Issuer will not accept for exchange any Existing Notes tendered, and no New Notes will be issued in exchange for any such Existing Notes, if at such time any stop order shall be threatened by the Commission or be in effect with respect to the Registration Statement of which this Prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

         The Exchange Offer is not conditioned on any minimum aggregate principal amount of Existing Notes being tendered for exchange.

CONSEQUENCES OF FAILURE TO EXCHANGE

         Any Existing Notes not tendered pursuant to the Exchange Offer will remain outstanding and continue to accrue interest. Such Existing Notes will remain "restricted securities" (within the meaning of the Securities Act). Accordingly, prior to the date that is three years after the later of the Initial Issue Date thereof and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Existing Notes (the "Resale Restriction Termination Date"), such Existing Notes may be resold only (i) to the Issuer, (ii) to a person whom the seller reasonably believes is a "qualified institutional buyer" purchasing for its own account or for the account of another "qualified institutional buyer" in compliance with the resale limitations of Rule 144A, (iii) to an Institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee a written certification containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) pursuant to the limitations on resale provided by Rule 144 under the Securities Act (if available), (v) pursuant to the resale provisions of Rule 904 of Regulation S under the Securities Act, (vi) pursuant to an effective registration statement under the Securities Act, or (vii) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to compliance with applicable state securities laws. As a result, the liquidity of the market for such non-tendered Existing Notes could be adversely affected upon completion of the Exchange Offer. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.

FEES AND EXPENSES

         The Issuer will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Issuer.

         The expenses of the Issuer to be incurred in connection with the Exchange Offer will be paid by the Issuer and are estimated in the aggregate to be approximately $100,000 which includes the fees and expenses of the Trustee and the Exchange Agent, accounting and legal fees and other miscellaneous fees and expenses.

ACCOUNTING TREATMENT

         The Issuer will not recognize any gain or loss for accounting purposes upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Issuer over the term of the New Notes.


                     PROCEDURES FOR TENDERING EXISTING NOTES

TENDERING EXISTING NOTES

         The tender of Existing Notes pursuant to any of the procedures set forth in this Prospectus and in the Letter of Transmittal will constitute a binding agreement between the Tendering Holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. The tender of Existing Notes will constitute an agreement to deliver good and marketable title to all tendered Existing Notes prior to the Expiration Date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

         EXCEPT AS PROVIDED IN "--GUARANTEED DELIVERY PROCEDURES," UNLESS THE EXISTING NOTES BEING TENDERED ARE DEPOSITED BY THE HOLDER WITH THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE (ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL), THE

ISSUER MAY, AT ITS OPTION, REJECT SUCH TENDER. ISSUANCE OF NEW NOTES WILL BE MADE ONLY AGAINST DEPOSIT OF TENDERED EXISTING NOTES AND DELIVERY OF ALL OTHER REQUIRED DOCUMENTS. NOTWITHSTANDING THE FOREGOING, DTC PARTICIPANTS TENDERING THROUGH ATOP WILL BE DEEMED TO HAVE MADE VALID DELIVERY WHERE THE EXCHANGE AGENT RECEIVES AN AGENT'S MESSAGE (DEFINED BELOW) PRIOR TO THE EXPIRATION DATE.

         Accordingly, to properly tender Existing Notes, the following procedures must be followed:

         Notes held through a Custodian. Each Beneficial Owner holding Existing Notes through a DTC Participant must instruct such DTC Participant to cause its Existing Notes to be tendered in accordance with the procedures set forth in this Prospectus.

         Notes held through DTC. Pursuant to an authorization given by DTC to the DTC Participants, each DTC Participant holding Existing Notes through DTC must (i) electronically transmit its acceptance through ATOP, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the Exchange Agent's account at DTC and send an Agent's Message to the Exchange Agent for its acceptance, or (ii) comply with the guaranteed delivery procedures set forth below and in the Notice of Guaranteed Delivery. See "--Guaranteed Delivery Procedures-- Notes held through DTC."

         The Exchange Agent will (promptly after the date of this Prospectus) establish accounts at DTC for purposes of the Exchange Offer with respect to Existing Notes held through DTC, and any financial institution that is a DTC Participant may make book-entry delivery of interests in Existing Notes into the Exchange Agent's account through ATOP. However, although delivery of interests in the Existing Notes may be effected through book-entry transfer into the Exchange Agent's account through ATOP, an Agent's Message in connection with such book-entry transfer, and any other required documents, must be, in any case, transmitted to and received by the Exchange Agent at its address set forth under "--Exchange Agent", or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the Expiration Date. Delivery of documents to DTC does not constitute delivery to the Exchange Agent. The confirmation of a book-entry transfer into the Exchange Agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation".

         The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each DTC Participant tendering through ATOP that such DTC Participants have received a Letter of Transmittal and agree to be bound by the terms of the Letter of Transmittal and that the Issuer may enforce such agreement against such DTC Participants.

         Cede & Co., as the Holder of the Rule 144A Global Note, will tender a portion of the Rule 144A Global Note equal to the aggregate principal amount due at the stated maturity for which instructions to tender are given by DTC Participants.

         Notes held by Holders. Each Holder must (i) complete and sign the accompanying Letter of Transmittal, and mail or deliver such Letter of Transmittal, and any other documents required by the Letter of Transmittal, together with certificate(s) representing all tendered Existing Notes, to the Exchange Agent at its address set forth under "--Exchange Agent," or (ii) comply with the guaranteed delivery procedures set forth below and in the Notice of Guaranteed Delivery. See "- -Guaranteed Delivery Procedures--Notes held by Holders."

         All signatures on a Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange ("NYSE") Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on a Letter of Transmittal need not be guaranteed if such Existing Notes are tendered for the account of an Eligible Institution (as defined herein).

         If a Letter of Transmittal or any Existing Note is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Issuer of the authority of such person so to act must be submitted.

         Holders should indicate in the applicable box in the Letter of Transmittal the name and address to which substitute certificates evidencing Existing Notes for amounts not tendered are to be issued or sent, if different from the name and address of the person signing the Letter of Transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. If no instructions are given, such Existing Notes not tendered, as the case may be, will be returned to the person signing the Letter of Transmittal.

         By tendering, each Holder and each DTC Participant will represent to the Issuer that, among other things, (i) it is not an Affiliate of the Issuer,
(ii) it is not a broker-dealer tendering Existing Notes acquired directly from the Issuer for its own account, (iii) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of such Holder and (iv) it has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the New Notes.

                   -------------------------------------------

         No alternative, conditional, irregular or contingent tenders will be accepted (unless waived). By executing a Letter of Transmittal or transmitting an acceptance through ATOP, as the case may be, each Tendering Holder waives any right to receive any notice of the acceptance for purchase of its Existing Notes.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Existing Notes will be resolved by the Issuer, whose determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any condition to the Exchange Offer and any irregularities or conditions of tender as to particular Existing Notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as the Issuer shall determine. The Issuer and the Exchange Agent shall not be under any duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of Existing Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Existing Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

         LETTERS OF TRANSMITTAL AND EXISTING NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR EXISTING NOTES TO THE ISSUER, THE COMPANY OR DTC.

         The method of delivery of Existing Notes and Letters of Transmittal, any required signature guaranties and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or Letters of Transmittal and, except as otherwise provided in the applicable Letter of Transmittal, delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

         Notes held through DTC. DTC Participants holding Existing Notes through DTC who wish to cause their Existing Notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the Expiration Date, may cause a tender to be effected if:

                  (a) guaranteed delivery is made by or through a firm or other entity identified in Rule 17Ad-15 under the Exchange Act (an "Eligible Institution"), including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings institution that is a participant in a Securities Transfer Association recognized program;

                  (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided by the Issuer herewith; and

                  (c) Book-Entry Confirmation and an Agent's Message in connection therewith (as described above) are received by the Exchange Agent within three NYSE trading days after the date of the execution of the Notice of Guaranteed Delivery.

         Notes held by Holders. Holders who wish to tender their Existing Notes but (i) whose Existing Notes are not immediately available and will not be available for tendering prior to the Expiration Date, or (ii) who cannot deliver their Existing Notes, the Letter of Transmittal, or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

                  (a) the tender is made by or through an Eligible Institution;

                  (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided by the Issuer herewith; and

                  (c) a properly completed and executed Letter of Transmittal, as well as the certificate(s) representing all tendered Existing Notes in proper form for transfer, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of the execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

         Tenders of Existing Notes (or any portion of such Existing Notes in integral multiples of $1,000 principal amount due at the stated maturity) may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any Existing Notes properly withdrawn will be deemed to be not validly tendered for purposes of the Exchange Offer.

         Notes held through DTC. DTC Participants holding Existing Notes who have transmitted their acceptances through ATOP may, prior to 5:00 p.m., New York City time, on the Expiration Date, withdraw the instruction given thereby by delivering to the Exchange Agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC Participant, the principal amount due at the stated maturity of Existing Notes to which such withdrawal related and the signature of the DTC Participant. Withdrawal of such an instruction will be effective upon receipt of such written notice of withdrawal by the Exchange Agent.

         Notes held by Holders. Holders may withdraw their tender of Existing Notes, prior to 5:00 p.m., New York City time, on the Expiration Date, by delivering to the Exchange Agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal. Any such notice of withdrawal must (i) specify the name of the person who tendered the Existing Notes to be withdrawn, (ii) contain a description of the Existing Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Existing Notes and the aggregate principal amount due at the stated maturity represented by such Existing Notes and (iii) be signed by the Holder of such Existing Notes in the same manner as the original signature on the Letter of Transmittal by which such Existing Notes were tendered (including any required signature guaranties), or be accompanied by (x) documents of transfer in a form acceptable to the Issuer, in its sole discretion and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such Holder. If the Existing Notes to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon written, telegraphic or facsimile notice of withdrawal even if physical release is not yet effected.

                     ---------------------------------------

         All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the Existing Notes being withdrawn are held for the account of an Eligible Institution.

         A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC Participant or a Holder, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or Letter of Transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC Participant or a Holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this Prospectus.

         A withdrawal of a tender of Existing Notes by a DTC Participant or a Holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new Letter of Transmittal, as the case may be, in accordance with the procedures described herein.

EXCHANGE AGENT

         PNC Bank, National Association has been appointed as Exchange Agent for the Exchange Offer. Questions, requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                     By Registered or Certified Mail By Hand
                            or By Overnight Courier:
                         PNC Bank, National Association
                                as Exchange Agent
                          One Oliver Plaza, 27th Floor
                            Pittsburgh, PA 15222-2602
                     Attention: F.J. Deramo, Vice President

             Facsimile: (412) 762-8226       By Telephone: (412) 762-3666

          The Exchange Agent also acts as trustee under the Indenture.

TRANSFER TAXES

         Holders of Existing Notes who tender their Existing Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that Holders who instruct the Issuer to register New Notes in the name of, or request that Existing Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.


                          DESCRIPTION OF THE NEW NOTES

         The New Notes and the Guaranties will be issued under the Indenture dated as of December 12, 1996, among the Issuer, the Company and the Trustee, pursuant to which the Existing Notes were issued. For purposes of the following summary, the term "Notes" collectively refers to the Existing Notes and the New Notes. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, a copy of which can be obtained from the Issuer upon request. Upon the issuance of the New Notes, the Indenture will be subject to and governed by the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Wherever particular Sections or defined terms of the Indenture not otherwise defined herein are referred to, such Sections or defined terms shall be incorporated herein by reference, and those terms made a part of the Indenture by the Trust Indenture Act also are incorporated herein by reference.

         Unless otherwise specifically indicated, all references in this section to (i) the "Company" are solely to U.S. Industries, Inc. and not its subsidiaries and (ii) the "Issuer" are solely to USI American Holdings, Inc. and not its subsidiaries.

GENERAL

         The Notes, which mature on December 1, 2006, will be limited to $125,000,000 in aggregate principal amount. (ss. 301 of the Indenture) The Notes will be fully, irrevocably and unconditionally guaranteed by the Company. The Notes will not be entitled to the benefit of any sinking fund. The Notes will be redeemable at the option of the Issuer as described below under "--Redemption."

         The Notes will bear interest from the Exchange Date, at the rate per annum set forth on the cover page hereof, payable semiannually on June 1 and December 1 of each year commencing June 1, 1997 until the principal thereof is paid or made available for payment to the holders of record at the close of business on the immediately preceding May 15 or November 15, respectively. (ss. 301 of the Indenture) Interest will be computed on the basis of a 360-day year of twelve 30-day months. (ss. 312 of the Indenture)

GUARANTIES

         Pursuant to the Guaranties, the Company will fully, irrevocably and unconditionally guarantee the performance of the Issuer under the Notes and the punctual payment of the principal of, premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether upon maturity, acceleration, call for redemption or otherwise. (ss. 1101 of the Indenture) See "Risk Factors--Holding Company Structure."

         The Company will be released from the Guaranties, and the Guaranties will terminate, if the obligations of the Issuer under the Indenture are assumed by an acquiring or successor Person (other than a direct or indirect Subsidiary of the Company) pursuant to the consolidation, merger and sale provisions of the Indenture. See "--Consolidation, Merger or Certain Sales of Assets of the Issuer or the Company." (ss. 1101 of the Indenture)

RANKING

         The Notes will be senior unsecured obligations of the Issuer and will rank pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer and senior in right of payment to all subordinated indebtedness of the Issuer. The Guaranties will be senior unsecured obligations of the Company and will rank pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company. The Notes and the Guaranties will be effectively subordinated to (i) all existing and future secured indebtedness of the Issuer and the Company, to the extent of the value of the assets securing such indebtedness, (ii) all existing and future indebtedness of any subsidiaries of the Issuer and of the Company (other than the Issuer) and (iii) all existing and future guaranties by subsidiaries of the Issuer and of the Company (other than the Issuer) of the Issuer's and the Company's indebtedness.

         Each of the Issuer and the Company are holding companies that operate through subsidiaries. Accordingly, the ability of each of the Issuer and the Company to service their indebtedness, including the Notes, is dependent upon the cash flow and ability to pay dividends of their respective subsidiaries. The Issuer's and the Company's rights and the rights of their respective creditors, including Holders of the Notes, to participate in the assets of any Subsidiary of the Issuer or the Company (other than the Issuer) upon such Subsidiary's liquidation or recapitalization will be subject to the prior claims of such Subsidiary's creditors. See "Risk Factors--Holding Company Structure."

         At December 31, 1996, on a pro forma basis after giving effect to two dispositions and two acquisitions completed in the second quarter of fiscal 1997, the Company had consolidated indebtedness of approximately $680 million ($443 million of which consisted of indebtedness of the Issuer under the New Credit Facility), none of which represented secured indebtedness or subordinated indebtedness, and a ratio of total debt to total capitalization of 52.9%. At December 31, 1996, subsidiaries of the Issuer (other than Funding) had $42 million of indebtedness outstanding (other than intercompany indebtedness), all of which had been guaranteed by the Issuer.

         The Indenture does not restrict (i) the incurrence of secured or unsecured indebtedness by the Company or by any Subsidiary of the Company that is not a Subsidiary of the Issuer; (ii) the incurrence of unsecured indebtedness by the Issuer; (iii) the incurrence of secured or unsecured indebtedness by Unrestricted Subsidiaries of the Issuer; (iv) a consolidation, merger, sale of assets or other similar transaction that may adversely affect the creditworthiness of the Company or the Issuer or the successor or combined entity of either thereof; (v) a change in control of the Company or the Issuer; or (vi) a highly leveraged transaction involving the Company or the Issuer. See "Risk Factors--Leverage."

REDEMPTION

         Optional Redemption.

         The Notes will be subject to redemption, in whole or in part, at any time or from time to time, at the option of the Issuer on at least 30 days' prior notice by mail, at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or
(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, plus, in each case, accrued but unpaid interest to the date of redemption. On and after the redemption date, interest will cease to accrue on the Notes or portions of Notes called for redemption on such date. Notes may be redeemed in part but only in integral multiples of $1,000. (ss. 1404 and ss. 202 of the Indenture)

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker which would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer.

         "Comparable Treasury Price" means, with respect to any redemption date
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Reference Treasury Dealer" means BA Securities and its successors and/or such other primary U.S. Government securities dealers in New York City (a "Primary Treasury Dealer") as shall be designated by the Issuer from time to time, in each case provided that such entity continues to be a Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         Any notice to the Holders of such a redemption need not set forth the redemption price but need only set forth the calculation thereof as described in the first paragraph of this section entitled "Redemption." The redemption price, calculated as aforesaid, shall be set forth in an officers' certificate to the Trustee no later than two business days prior to the redemption date.

         No sinking fund shall be established for the benefit of the Notes.

         Redemption in Circumstances Involving Taxation

         If, as the result of any change in or any amendment to the laws, including any applicable double taxation treaty or convention, of the United Kingdom (or any Other Jurisdiction, as defined below under "--Payment of Additional Amounts"), or of any political subdivision or taxing authority thereof, affecting taxation, or any change in the application or interpretation of such laws, double taxation treaty or convention, which change or amendment becomes effective on or after the Initial Issue Date of the Notes (or, in certain circumstances, such later date on which any assignee of the Issuer, the Company or a successor corporation to the Issuer or the Company becomes such as permitted under the Indenture), it is determined, by the Issuer, the Company or such assignee (which terms, for purposes of the remainder of this paragraph, include any successor thereto) that (i) the Issuer, the Company or its assignee would be required to make additional payments in respect of principal, premium, if any, or interest on the next succeeding date for the payment thereof, or (ii) based upon an opinion of independent counsel to the Issuer, the Company or its assignee, as a result of any action taken by any taxing authority of, or any action brought in a court of competent jurisdiction in, the United Kingdom (or the Other Jurisdiction), or any political subdivision or taxing authority thereof or therein (whether or not such action was taken or brought with respect to the Issuer, the Company or its assignee), which action is taken or brought on or after the Initial Issue Date of the Notes (or, in certain circumstances, such later date on which a corporation becomes a successor or an assignee), the circumstances described in clause (i) would exist, the Issuer may, at its option, redeem the Notes in whole at any time at a redemption price equal to 100% of the principal amount thereof plus accrued but unpaid interest to the date fixed for redemption (the "Tax Redemption Price").
(ss. 1301 of the Indenture)

RESTRICTIVE COVENANTS

         Limitation on Liens. The Issuer shall not, and shall not permit any Restricted Subsidiary to, Incur any Lien upon any property or assets of the Issuer or any Restricted Subsidiary, now owned or hereinafter acquired, to secure any Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes (and, if the Issuer shall so determine, any other Debt of the Issuer which is not subordinate in right of payment to the Notes) (a) equally and ratably with (or prior to) such Debt as to such property or assets for so long as such Debt shall be so secured, or (b) in the event such Debt is subordinate in right of payment to the Notes, prior to such Debt as to such property or assets for so long as such Debt shall be so secured.

         The foregoing restrictions will not apply to:

         (1)    Liens securing only the Notes or the Guaranties;

         (2) Liens in favor of only the Company, the Issuer or a Restricted Subsidiary;

         (3)    Liens existing on the date of the Indenture;

         (4) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not in anticipation of or in connection with such event), provided that the Debt secured by such Lien is otherwise permitted to be Incurred under the Indenture;

         (5) Liens on property existing immediately prior to the time of acquisition thereof from a non-Affiliate (and not Incurred in anticipation of or in connection with the financing of such acquisition), provided that the Debt secured by such Lien is otherwise permitted to be Incurred under the Indenture;

         (6) Liens to secure Debt Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Liens (including carrying charges) and, in the case of a Restricted Subsidiary all or substantially all of whose assets consist of such property, any Lien on ownership interests or investments in such Restricted Subsidiary Incurred in connection with the acquisition or construction of such property, provided that the Incurrence of such Debt is otherwise permitted under the Indenture and such Debt is Incurred prior to, at the time of, or within 180 days after, the acquisition of such property, the completion of such construction or the making of such improvements;

         (7) Liens on property of the Issuer or any of its Restricted Subsidiaries in favor of the United States of America or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute;

         (8) Liens for taxes or assessments or other governmental charges or levies which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for which a reserve or other appropriate provision, if any, as shall be required in accordance with GAAP shall have been made;

         (9) Liens to secure obligations under workmen's compensation, temporary disability, social security, retiree health or similar laws or under unemployment insurance;

         (10) Liens Incurred to secure the performance of statutory obligations, bids, tenders, leases, contracts (other than contracts for the repayment of Debt), surety or appeal bonds, performance or return-of-money bonds or other obligations of a like nature incurred in the ordinary course of business;

         (11) Judgment and attachment Liens not giving rise to a Default or Event of Default;

         (12) Any Lien arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business in accordance with industry practice;

         (13) Liens securing documentary letters of credit; provided such Liens attach only to the property or goods to which such letter of credit relates;

         (14) Liens arising from filing financing statements under the Uniform Commercial Code for precautionary purposes in connection with true leases of personal property that are otherwise permitted under the Indenture and under which the Company, the Issuer or any Restricted Subsidiary is a lessee; or

         (15) Liens to secure Debt Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (1) to (14) inclusive, so long as such Lien does not extend to any additional property (other than property attributable to improvements, alterations and repairs) and the principal amount of the Debt secured pursuant to this clause (15) shall not exceed the principal amount of Debt so extended, renewed, refinanced or refunded (assuming all available amounts were borrowed) plus the aggregate amount of premiums, other payments, costs and expenses required to be paid or Incurred in connection with such extension, renewal, refinancing or refunding at the time of such extension, renewal, refinancing or refunding.

         In addition to the foregoing, the Issuer and its Restricted Subsidiaries may Incur a Lien to secure any Debt, without securing the Notes, if, after giving effect thereto, the sum, without duplication, of (i) the aggregate principal amount of all outstanding Debt secured by Liens Incurred by the Issuer and its Restricted Subsidiaries (with the exception of secured Debt which is excluded pursuant to clauses (1) through (15) inclusive, described above) and (ii) the aggregate amount of all Attributable Debt of all sale and leaseback transactions involving Principal Properties (with the exception of Attributable Debt excluded pursuant to clauses (1) to (5) inclusive described below under "--Restrictions Upon Sales with Leasebacks") does not exceed 10% of Consolidated Net Tangible Assets (the "Lien Basket"); provided, however, that the Lien Basket shall be reduced, without duplication, by the amount of outstanding Debt Incurred from time to time pursuant to the Debt Basket (as defined below). (ss. 1007 of the Indenture)

         Restrictions Upon Sales with Leasebacks. The Issuer shall not, nor shall it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of any Principal Property of the Issuer or any Restricted Subsidiary, which Principal Property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person (herein referred to as a "sale and leaseback transaction"), unless, after giving effect thereto, the sum, without duplication, of (i) the aggregate amount of all Attributable Debt in respect of all such sale and leaseback transactions involving Principal Properties (with the exception of Attributable Debt excluded pursuant to clauses (1) through (5) inclusive, described below) and (ii) the aggregate principal amount of all outstanding Debt secured by Liens Incurred by the Issuer and its Restricted Subsidiaries (with the exception of secured Debt which is excluded pursuant to clauses (1) through (15) inclusive, described above under "--Limitation on Liens") does not exceed 10% of Consolidated Net Tangible Assets (the "Leaseback Basket").

         This covenant shall not apply to, and there shall be excluded from Attributable Debt in any computation under this covenant or under "--Limitation on Liens" above, Attributable Debt with respect to any sale and leaseback transaction if:

         (1) The lease in such sale and leaseback transaction is for a period, including renewals, of not more than three years;

         (2) Such sale and leaseback transaction is entered into in respect of a Principal Property within 180 days of the acquisition thereof or the completion of construction and commencement of operation thereof, whichever is later;

         (3) The proceeds of the sale or transfer of the Principal Property in such sale and leaseback transaction are at least equal to the fair market value of such Principal Property (as determined in good faith by the Board of Directors of the Issuer) and the Issuer or a Restricted Subsidiary within 180 days after such sale or transfer applies to the retirement of Funded Debt that is not subordinated to the Notes or the Guaranties an amount equal to the greater of (a) the net proceeds of such sale and
                (b) the Attributable Debt in respect of such sale and leaseback transaction;

         (4) The Issuer or a Restricted Subsidiary applies the net proceeds of the sale or transfer of the Principal Property in such sale and leaseback transaction to an investment in another Principal Property within 180 days prior or subsequent to such sale or transfer; provided, however, that this exception shall apply only if such proceeds invested in such other Principal Property shall not exceed the total acquisition, alteration, repair and construction cost of the Issuer or any Restricted Subsidiary in such other Principal Property less amounts secured by any purchase money or construction mortgage on such other Principal Property; or

         (5) Such sale and leaseback transaction is entered into between the Issuer and a Restricted Subsidiary, between the Company and the Issuer, between the Company and a Restricted Subsidiary, or between Restricted Subsidiaries. (ss. 1008 of the Indenture)

         Limitation on Restricted Subsidiary Funded Debt. The Issuer shall not permit any Restricted Subsidiary of the Issuer to Incur any Funded Debt. Notwithstanding the foregoing, any Restricted Subsidiary may Incur the following Funded Debt:

         (1) Funded Debt of any Restricted Subsidiary constituting Existing Funded Debt;

         (2) Funded Debt Incurred by a Special Purpose Funding Subsidiary, provided that such Restricted Subsidiary remains at all times a Special Purpose Funding Subsidiary;

         (3) Funded Debt owed by a Restricted Subsidiary to the Company, the Issuer or a Wholly-Owned Subsidiary of the Issuer (provided that such Funded Debt is at all times held by the Company, the Issuer or a Person which is a Wholly-Owned Subsidiary of the Issuer); provided, however, that upon either (a) the transfer or other disposition by the Company, the Issuer or such Wholly-Owned Subsidiary of any Funded Debt so permitted to a Person other than the Company, the Issuer or another Wholly-Owned Subsidiary of the Issuer, or (b) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly-Owned Subsidiary to a Person other than the Company, the Issuer or another such Wholly- Owned Subsidiary, the provisions of this clause (3) shall no longer be applicable to such Funded Debt and such Funded Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

         (4) Funded Debt Incurred by a Person before such Person became a Restricted Subsidiary in an acquisition by the Issuer from a non-Affiliate (whether through a stock acquisition, merger, consolidation or otherwise) after the date of the Indenture (provided such Funded Debt was not Incurred in anticipation of or in connection with and was outstanding prior to such acquisition);

         (5) Funded Debt Incurred in connection with the acquisition, purchase, improvement or development of property or assets used or held by any Subsidiary of the Issuer prior to, or within 180 days after, the time of such acquisition, purchase, improvement or development; or

         (6) Funded Debt Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings) in whole or in part, of any Funded Debt referred to in the foregoing clauses (1), (4) and (5), provided that the principal amount of the Funded Debt Incurred pursuant to this clause (6) shall not exceed the principal amount of Funded Debt so extended, renewed, refinanced or refunded plus the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such extension, renewal, refinancing or refunding at the time of such extension, renewal, refinancing or refunding.

         In addition to the foregoing, any Restricted Subsidiary may Incur Funded Debt if, immediately after the Incurrence thereof, the aggregate principal amount of such Funded Debt plus all other Funded Debt (without duplication) of all Restricted Subsidiaries of the Issuer then outstanding (other than Funded Debt permitted by clauses (1) through (6) inclusive, above) does not exceed 10% of Consolidated Net Tangible Assets (the "Debt Basket"); provided, however, that the Debt Basket shall be reduced, without duplication, by the amount of Debt secured pursuant to the Lien Basket and by the amount of Attributable Debt Incurred pursuant to the Leaseback Basket, in each case to the extent such secured Debt and such Attributable Debt may from time to time be outstanding. (ss. 1009 of the Indenture)

         Limitation on Restricted Payments. Until such time as the Notes are rated Baa2 by Moody's Investors Service, Inc. and its successors ("Moody's"), or BBB by Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc., and its successors ("S&P"), or higher, the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

         (1) declare or pay any dividend on, or make any distribution in respect of the Issuer's or any Restricted Subsidiary's Capital Stock or other Equity Interests, except to the extent any such dividend or distribution is actually received by the Issuer or a Subsidiary of the Issuer;

         (2) purchase, redeem or otherwise acquire or retire for consideration any Capital Stock or other Equity Interests of the Issuer or a Restricted Subsidiary, except to the extent such consideration is actually received by the Issuer or a Subsidiary of the Issuer; or

         (3) voluntarily purchase, redeem or otherwise acquire or retire for consideration, prior to a scheduled mandatory sinking fund payment date, mandatory amortization or mandatory prepayment or maturity date (including, but not limited to, by legal defeasance), any Debt of the Issuer that is junior in right of payment to the Notes, other than in connection with the refinancing of such Debt to the extent permitted by the Indenture (each such declaration, distribution, purchase, redemption, acquisition or retirement being referred to as a "Restricted Payment") if, at the time of such action, or after giving effect to such Restricted Payment:

                (a) an Event of Default shall have occurred and be continuing;

                (b) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after the Initial Issue Date, exceeds the sum of:(i) 50% of the aggregate cumulative Consolidated Net Income of the Issuer accrued on a cumulative basis during the period beginning on September 29, 1996 and ending on the last day of the Issuer's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss); (ii) the aggregate Net Cash Proceeds and the fair market value (as determined in good faith by the Board of Directors of the Issuer) of marketable securities and other property, if any, received by the Issuer or a Wholly-Owned Subsidiary of the Issuer (other than from a Restricted Subsidiary) from the issuance and sale of either Capital Stock (other than Redeemable Capital Stock) or Debt that is convertible into Capital Stock, to the extent such Debt is converted into Capital Stock after the Initial Issue Date; (iii) the fair market value (as determined in good faith by the Board of Directors of the Issuer) of any shares of Capital Stock (other than Redeemable Capital Stock) or options in respect thereof of the Issuer issued after the Initial Issue Date, pursuant to a plan or other arrangement approved by the Compensation Committee of the Board of Directors of the Issuer, to or for the benefit of any employee or director of the Issuer or any Subsidiary of the Issuer or to or by any stock ownership plan or similar trust for the benefit of any such employee or director, in each case to the extent such value is includible as compensation expense in the computation of Consolidated Net Income; (iv) 50% of the aggregate Net Cash Proceeds received after September 29, 1996 by the Issuer, or a Wholly- Owned Subsidiary of the Issuer, from an Asset Sale; and (v) $50 million; or

                (c) the Issuer could not incur $1.00 of additional Debt pursuant to the Debt Basket under "--Limitation on Restricted Subsidiary Funded Debt." (ss. 1010 of the Indenture)

         The foregoing will not prohibit, so long as no Event of Default shall have occurred and be continuing, (i) the payment of any dividend within 60 days after the date of the declaration, if at the date of declaration thereof such payment would comply with such provisions or (ii) the declaration or payment of any dividend on or purchase, redemption or retirement of shares of Capital Stock payable solely in shares of Capital Stock (other than Redeemable Stock) of the Issuer, or any Subsidiary which does not constitute a "significant subsidiary" of the Issuer within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act or any successor provision thereto. (ss. 1010 of the Indenture)

         Provision of Financial Statements. Whether or not the Issuer is subject to Section 13(a) or 15(d) of the Exchange Act (or any successor provision thereto), the Issuer will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Issuer would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) (or any successor provision thereto) if the Issuer were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Issuer would have been required so to file such documents if the Issuer were so subject. The Issuer also will: (1) within 15 days of each Required Filing Date, file with the Trustee copies of the annual reports, quarterly reports and other documents (excluding exhibits) which the Issuer would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Issuer were subject to such Sections; and (2) if filing such documents by the Issuer with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any Holder. The Issuer will be deemed to have satisfied the requirements set forth above if (i) the Company prepares, files, mails and supplies reports and other documents prepared on a Consolidated basis of the types required above, in each case within the applicable time periods and (ii) the Issuer is not required to file such reports and other documents separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings by the Company. (ss. 1011 of the Indenture)

CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (ss. 101 of the Indenture)

         "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of all or substantially all of the properties and assets of any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business (including by way of a sale-and-leaseback and including the sale or other transfer of any of the Capital Stock of any Subsidiary of such Person), in a single transaction or through a series of related transactions. For the purposes of this definition, the term "Asset Sale" shall not include (x) any transfer of properties and assets (A) that is governed by the first paragraph under "--Consolidation, Merger or Certain Sales of Assets of the Issuer or the Company" or (B) that is from the Issuer to any Subsidiary or from any Subsidiary to the Issuer or another Subsidiary of the Issuer or (y) the transfer of properties and assets (other than in the ordinary course of business) in any given fiscal year if the aggregate fair market value (as determined in good faith by the Board of Directors of the Issuer) of all such properties and assets transferred (other than in the ordinary course of business) in such fiscal year is less than $1 million, it being understood that if such aggregate fair market value exceeds $1 million, the entire aggregate fair market value shall be included.

         "Attributable Debt" means, as to any particular lease under which either the Issuer or any Restricted Subsidiary is at any time liable as lessee and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such date at a rate per annum equivalent to the interest rate inherent in such lease (as determined in good faith by the Board of Directors of the Issuer), compounded semiannually.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP; for the purposes hereof the amount of such obligations shall be the capitalized amount reflected on such balance sheet.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period, before extraordinary items and the cumulative effect of a change in accounting principles (as each such term is defined under GAAP) of such Person and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP adjusted by excluding (i) any net gains or losses in respect of Asset Sales; (ii) the net income or loss of any Person acquired by such Person or any Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction; (iii) any gains or losses from currency exchange transactions; (iv) any gains or losses realized upon the termination of any employee pension benefit plan; (v) any gains or losses realized upon the refinancing of any of such Person's Debt; (vi) any settlements or judgments with respect to any litigation not in the ordinary course of business; (vii) any gains or losses arising from the destruction of property due to fire or other casualty; (viii) any gains or losses arising from the revaluation of property or assets; (ix) the net income (or loss) accounted for by the equity method of accounting, except for dividends or other distributions actually received by such Person or its Subsidiaries; and (x) the net income of any Subsidiary of such Person to the extent that such net income has any restrictions on making dividends or other distributions to such Person, it being understood that the net income of any Subsidiary organized under the laws of a jurisdiction other than a jurisdiction in the United States shall not be excluded to the extent that annual dividends to such Person are permitted pursuant to applicable law, but shall be net of any withholding requirements pursuant to or reserves established in connection with the restrictions of such applicable law.

         "Consolidated Net Tangible Assets" means, at any date, the total amount of assets appearing on the most recent Consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP, less (i) all current liabilities (due within one year) as shown on such balance sheet (excluding current maturities of long-term indebtedness and intercompany items), (ii) applicable depreciation, amortization and other valuation reserves not already reflected in such total amount of assets and (iii) Intangible Assets and liabilities relating thereto.

         "Intangible Assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet, of: (A) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; and (B) unamortized debt discount and expense, less unamortized premium.

         "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

         "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services, if and to the extent that such obligation would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all Debt of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

         "Equity Interest" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

         "Existing Funded Debt" means all Funded Debt (other than Funded Debt outstanding pursuant to the New Credit Facility) existing on the date of the Indenture.

         "Funded Debt" means Debt that by its terms (i) matures more than one year from the date of original issuance or creation or (ii) matures within one year from such date but is renewable or extendible at the option of any obligor to a date more than one year from such date.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States, from time to time.

         "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "Incur" means, with respect to any Debt of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become, directly or indirectly, liable in respect of such Debt or the recording, as required pursuant to GAAP or otherwise, of any such Debt on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company, the Issuer or any Restricted Subsidiary) net of
(i) brokerage commissions and other actual fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Debt where payment of such Debt is secured by the assets or properties which are the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company, Issuer or any Subsidiary of the Company or Issuer) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Issuer or a Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Issuer or Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or Debt or Capital Stock that have been converted into or exchanged for Capital Stock, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company, the Issuer or any Restricted Subsidiary), net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Principal Property" means any real property (including related fixtures), plant or equipment owned or leased by the Issuer or any Restricted Subsidiary, other than real property, plant or equipment that, in the good faith determination of the Board of Directors of the Issuer (whose determination shall be conclusive and evidenced by a Board Resolution), is not of material importance to the respective businesses conducted by the Issuer or any Restricted Subsidiary as of the date of such determination; provided, however, that, unless otherwise specified by the Board of Directors of the Issuer, any real property (including related fixtures), plant or equipment with a fair market value of less than $5 million (as determined in good faith by the Board of Directors of the Issuer) shall not be a "Principal Property."

         "Redeemable Capital Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable before the stated maturity of the Notes), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the stated maturity of the Notes.

         "Redeemable Stock" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed for cash prior to the final stated maturity of the Notes or is redeemable for cash at the option of the holder thereof at any time prior to the final stated maturity of the Notes.

         "Restricted Subsidiary" means each Subsidiary of the Issuer other than Unrestricted Subsidiaries.

         "Special Purpose Funding Subsidiary" means a direct Wholly-Owned Subsidiary of the Issuer (i) that serves as the cash management company for the Issuer and its Subsidiaries and has no other material operations or business,
(ii) that for every transfer of funds to it, records a corresponding liability on its books and records to the transferor thereof and (iii) whose assets do not materially exceed its liabilities.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) a partnership of which such Person, or one or more Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner, has at least a majority ownership and has the power to direct the policies, management and affairs thereof or (iii) any other Person (other than a corporation or a partnership) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         "Temporary Cash Investments" means (i) any evidence of Debt issued by the United States of America, or an instrumentality or agency thereof and Guaranteed fully as to principal, premium, if any, and interest by the United States of America, maturing not more than one year after the date of acquisition, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose Debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than the Company, the Issuer or a Subsidiary of the Issuer or the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P or (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million.

         "Unrestricted Subsidiary" means any Subsidiary of the Issuer that (i) is organized under the laws of a jurisdiction other than a jurisdiction in the United States of America or (ii) does not constitute a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act or any successor provision thereto.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person all the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

CONSOLIDATION, MERGER OR CERTAIN SALES OF ASSETS OF THE ISSUER OR THE COMPANY

         The Issuer will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of ("a sale") all or substantially all of its properties and assets on a Consolidated basis to any Person, or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Issuer and its Subsidiaries on a Consolidated basis to any other Person, unless at the time and after giving effect thereto (1) either the Issuer will be the continuing entity, or the successor entity, as a result of such consolidation, merger or sale of the Issuer's assets, is organized in the United States of America and expressly assumes the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Issuer to be performed, and (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. If the acquiring or successor Person is not a direct or indirect Subsidiary of the Company, all obligations of the Company under the Indenture and the Guaranties will be released. (ss.ss. 801 and 802 of the Indenture)

         The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of ("a sale") all or substantially all of its properties and assets on a Consolidated basis to any Person, or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person, unless at the time and after giving effect thereto (1) either the Company will be the continuing entity, or the successor entity, as a result of such consolidation, merger or sale of the Company assets, is organized in the United States of America and expressly assumes the due and punctual payment of the Guaranties and the performance of every covenant of the Guaranties and the Indenture on the part of the Company to be performed, and (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. If the acquiring or successor Person is not a direct or indirect Subsidiary of the Company, all obligations of the Company under the Indenture and the Guaranties will be released. (ss.ss. 801 and 802 of the Indenture)

         If the Issuer or the Company consolidates, merges or sells all or substantially all of its properties and assets as described above, and the continuing or successor entity does not assume all obligations of the Issuer or the Company, as applicable, under the Indenture and the Notes or the Guaranties, as applicable, the Trustee or the Holders of the Notes may declare an Event of Default after notice and a grace period. See "--Events of Default, Notice and Waiver." However, although there is a developing body of case law interpreting the phrase "substantially all," as used in Section 909 of the New York Business Corporation Law, there is no precise established definition of the phrase as used in indentures under applicable New York law. Accordingly, it is not possible to quantify with certainty the point at which the Trustee or a Holder of the Notes would be able to prove that "substantially all" of the assets of the Company or the Issuer have been transferred to another Person, and thus declare an Event of Default if a continuing or successor entity fails to assume such obligations.

PAYMENT OF ADDITIONAL AMOUNTS

         The Indenture provides that any amounts paid, or caused to be paid, by the Company or its assignee (or any successor to the Company or such assignee as permitted under the Indenture) under the Guaranties, or paid by any successor to the Issuer under the Indenture, will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of the United Kingdom, including any political subdivision or taxing authority thereof ("U.K. Taxes"), or such other jurisdiction (the "Other Jurisdiction") as is the jurisdiction of incorporation or residence (other than the United States or any political subdivision or taxing authority thereof) of any assignee of the Company or any successor to the Issuer or the Company, or any political subdivision or taxing authority thereof ("Other Jurisdiction Taxes"). If there is at any time a requirement to deduct or withhold U.K. Taxes or Other Jurisdiction Taxes in respect of principal, premium, if any, or interest, the Company, its assignee or any relevant successor will (subject to timely compliance by the Holders or beneficial owners of the relevant Notes with any relevant administrative requirements) pay or cause to be paid such Additional Amounts as may be necessary in order that the net amounts paid to the Holders of the Notes or the Trustee under the Indenture, as the case may be, pursuant to the Indenture or the Guaranties, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, or interest as specified in the Notes to which such Holders or the Trustee are entitled. The Indenture further provides that the obligation to pay Additional Amounts shall not apply to:

         (1) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the fact that the Holder or beneficial owner of the relevant Note is or has been a domiciliary, national or resident of, engages or has been engaged in business, maintains or has maintained a permanent establishment, or is or has been physically present in, the United Kingdom or the Other Jurisdiction, or otherwise has or has had some connection with the United Kingdom or the Other Jurisdiction (other than the holding or ownership of a Note, or the collection of principal of, premium, if any, and interest on, or the enforcement of, a Note or the Guaranty);

         (2) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Note was presented more than thirty days after the date such payment became due or was provided for, whichever is later;

         (3) any present or future taxes, levies, imposts or other governmental charges which are payable otherwise than by deduction or withholding on or in respect of the relevant Note or Guaranty;

         (4) any present or future taxes, levies, imposts or other governmental charges which would not have been so imposed, assessed, levied or collected but for the failure to comply, on a sufficiently timely basis, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United Kingdom or the Other Jurisdiction or any other relevant jurisdiction of the Holder or beneficial owner of the relevant Note, if such compliance is required by a statute or regulation of the United Kingdom or the Other Jurisdiction, or by a relevant treaty, as a condition to relief or exemption from such taxes, levies, imposts or other governmental charges;

         (5) any present or future taxes, levies, imposts or other government charges (a) which would not have been so imposed, assessed, levied or collected if the beneficial owner of the relevant Note had been the Holder of such Note, or (b) which, if the beneficial owner of such Note had held the Note as the Holder of such Note, would have been excluded pursuant to clauses (1) through (4) above; or

         (6) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.
                (ss. 301 of the Indenture)

         The Indenture does not provide for the payment of Additional Amounts with respect to the Indenture or the Guaranties due to any deduction or withholding requirement imposed by any governmental unit other than the United Kingdom, an Other Jurisdiction or a taxing authority or political subdivision thereof.

EVENTS OF DEFAULT, NOTICE AND WAIVER

         The Indenture provides that if an Event of Default (other than an Event of Default of the type described in clause (4) below, with respect to the Company or the Issuer) with respect to the Notes shall have happened and be continuing, the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding under the Indenture may declare the principal of all the Notes and any accrued interest thereon to be due and payable immediately, and if an Event of Default of the type described in clause (4) (with respect to the Company or the Issuer) below shall occur, the principal of all the Notes and any accrued interest thereon shall automatically be due and payable immediately (an "Acceleration"). (ss. 502 of the Indenture)

         Events of Default in respect of the Notes are defined in the Indenture as being: (1) default for 30 days in payment of any interest installment on the Notes when due and payable; (2) default in payment of principal of (or premium, if any, on), or the Redemption Price, the Tax Redemption Price or Additional Amounts with respect to, any Note when due and payable; (3) default for 60 days, after notice to the Issuer and the Company by the Trustee or to the Issuer, the Company and the Trustee by Holders of not less than 25% in aggregate principal amount of the Notes at the time outstanding, in the performance of any other covenant or agreement in the Indenture; (4) certain events of bankruptcy, insolvency and reorganization with respect to the Issuer, the Company or any Restricted Subsidiary; (5) a default or defaults under any bond(s), debenture(s), note(s) or other evidence(s) of Debt by the Issuer, the Company or any Restricted Subsidiary or under any mortgage(s), indenture(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any Debt by the Issuer, the Company or any Restricted Subsidiary with a principal amount then outstanding, individually or in the aggregate, in excess of $25 million, whether such Debt now exists or shall hereafter be



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

Incurred, which default or defaults shall constitute a failure to pay at final maturity the principal of such Debt when due and payable after the expiration of any applicable notice and grace period with respect thereto, or shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled, or such accelerated Debt shall not have been discharged, within five Business Days (as defined) of such acceleration; (6) the rendering of a final judgment or judgments (not subject to appeal) against the Issuer, the Company or any Restricted Subsidiary in an aggregate amount in excess of $25 million which remains unstayed, undischarged or unbonded for a period of 60 days thereafter; and (7) a final, nonappealable determination by the applicable governmental authority that the Company has failed to maintain its dual tax residency in the United States and the United Kingdom provided that such failure could reasonably be expected to have a material adverse effect on (i) the operations, business or financial condition of the Issuer and its Subsidiaries taken as a whole or (ii) the ability of the Company or the Issuer to perform any of its payment obligations under the Guaranties or the Notes, respectively. (ss. 501 of the Indenture)

         The Indenture provides that the Trustee will, within 90 days after receiving notice of the occurrence of a default with respect to the Notes, give to the Holders of the Notes notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Notes, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes. The term "default" for the purpose of this provision only means the happening of any of the Events of Default with respect to the Notes, except that any grace period and/or notice requirement of such Event of Default is eliminated.
(ss. 602 of the Indenture)

         Before proceeding to exercise any right or power under the Indenture at the request, order or direction of any Holders of the Notes, the Trustee is entitled to be indemnified by such Holders subject to the duty of the Trustee during an Event of Default to act with the required standard of care. (ss. 603 of the Indenture)

         The Indenture provides that the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust of power conferred on the Trustee in respect of the Notes, subject to provisions for indemnification and certain other rights of the Trustee. (ss. 512 of the Indenture)

         The Indenture includes a covenant that the Issuer within 120 days after the end of each fiscal year with the Trustee a certificate of no default, or specifying any default that exists.
(ss. 1012 of the Indenture)

         In certain cases, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding may on behalf of the Holders of all the Notes annul an Acceleration and its consequences. Prior to an Acceleration, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding may on behalf of the Holders of all the Notes waive any past default with respect to the Notes and its consequences, except, among other things, a default in the payment of the principal of, premium, if any, or interest on the Notes. (ss.ss. 502 and 513 of the Indenture)

MODIFICATION OF THE INDENTURE

         The Indenture contains provisions permitting the Company, the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, (1) to execute supplemental indentures adding any provisions to or amending, modifying or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of the Notes to be affected or (2) to waive compliance with any provisions in the Indenture, except that no such supplemental indenture may (a) among other things, change the stated maturity of any Notes, or reduce the principal amount thereof (or premium, if any, thereon), reduce the Redemption Price, Tax Redemption Price or Additional Amounts, or reduce the rate or change the time of payment of interest thereon, or change the place or medium of payment of the principal amount thereof, or interest thereon, or impair certain rights of Holders of the Notes to institute suit for payment, without the consent of all the Holders of the Notes so affected, (b) reduce the percentage of the Notes, the consent of the Holders of which is required for any such supplemental indenture, without the consent of all the Holders of the Notes so affected, or (c) amend the Guaranties in a manner adverse to the Holders of the Notes. (ss. 902 of the Indenture)

         Modifications of and amendments to the Indenture, the Notes and the Guaranties may be made by the Trustee without the consent of any Holder of Notes or the Issuer or the Company, among other things, to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Issuer's or the Company's obligations to the Holders of Notes as contemplated above under "--Consolidation, Merger or Certain Sales of Assets of the Issuer or the Company" or to make any change that does not materially adversely affect the rights of any Holder of Notes.
(ss. 901 of the Indenture)

TRANSFER AND EXCHANGE

         A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law. The Security Registrar need not transfer or exchange any Note previously selected for redemption. A registered Holder of a Note shall be treated as the owner thereof for all purposes. No Note shall be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the Note. Each Note shall become effective on the date upon which it is so signed. (ss. 303 of the Indenture)




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

BOOK-ENTRY; DELIVERY AND FORM

         Except as set forth below, the Notes will initially be represented by one or more permanent global certificates in definitive, fully registered form (each a "Global Note"). Each Global Note will be deposited on the Exchange Date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC.

         Holders of Notes who elect to take physical delivery of their certificates instead of holding their interests through the Global Note (collectively referred to herein as the "Non-Global Holders") will be issued in registered form (a "Certificated Note"). Upon the transfer of any Certificated
Note initially issued to a Non-Global Holder, such Certificated Note will, unless the transferee requests otherwise or a Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in such Global Note.

         DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve System, (iii) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended and (iv) a "clearing agency" registered pursuant to Rule 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and facilitates the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes to the accounts of DTC Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC Participants include securities brokers and dealers (including the BA Securities), banks and trust companies, clearing corporations and certain other organizations. Access to the DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Holders of Notes who are not participants may beneficially own securities held by or on behalf of DTC only through DTC Participants or Indirect Participants.

         Global Note. The Issuer expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Note, DTC or its custodian will credit the accounts of DTC Participants designated by BA Securities with an interest in the Global Note and (ii) ownership of beneficial interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to the interests of DTC Participants) and the records of DTC Participants and the Indirect Participants (with respect to interests of persons other than DTC Participants).

         So long as DTC or its nominee is the registered owner of the Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by the Global Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

         Payments with respect to the principal of, premium, if any, and interest on any Notes represented by the Global Note on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered Holder of the Global Note



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

representing such Notes under the Indenture. None of the Issuer, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes. The Issuer expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Note will credit DTC Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. Payments by the DTC Participants and the Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practice, as is now the case with securities held for the account of customers registered in the names of nominees for such customers, and will be the responsibility of the DTC Participants or the Indirect Participants, as the case may be.

         Transfers between DTC Participants will be effected in the ordinary way through DTC's funds system in accordance with DTC's rules and will be settled in federal funds. If a Holder requires physical delivery of a Certificated Note for any reason, including to sell Notes to persons in states that require physical delivery of the Notes, or to pledge such securities, such Holder must transfer its interest in the Global Note in accordance with the normal procedures of DTC and the procedures set forth in the Indenture.

         DTC has advised the Issuer that it will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more DTC Participants to whose account DTC's interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such DTC Participant or DTC Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Note for Certificated Notes, which it will distribute to DTC Participants.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among DTC Participants, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee nor any paying agent will have any responsibility for the performance by DTC or DTC Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

         Certificated Notes. If (i) the Issuer notifies the Trustee in writing that the DTC is no longer willing or able to act as a depository and the Issuer is unable to locate a qualified successor depository within 90 days or (ii) the Issuer, at is option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by DTC of the Global Note, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Note.

SAME-DAY SETTLEMENT AND PAYMENT

         Settlement for the Notes will be made in immediately available funds. All payments of principal, premium, if any, and interest will be made by the Issuer in immediately available



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funds. The Notes will trade in the Same-Day Settlement System of DTC until maturity and, to the extent that secondary market trading activity in the Notes is effected through the facilities of DTC, such trades will be settled in immediately available funds.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         No director, officer, employee, incorporator or stockholder of the Issuer or the Company, as such, shall have any liability for any obligations of the Issuer or the Company under the Notes, the Guaranties or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guaranties. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy. (ss. 118 of the Indenture)

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

         The Issuer may, at its option and at any time, elect to have the obligations of the Issuer, the Company and any other obligor upon the Notes discharged with respect to the outstanding Notes ("defeasance"). If defeasance occurs the Issuer, the Company and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, except for (i) the rights of Holders of such outstanding Notes to receive, solely from the trust fund described below, payments in respect of the principal of, premium, if any, and interest on such Notes, when such payments are due from the trust referred to below, (ii) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture.

         Alternatively, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer released with respect to certain covenants that are described in the Indenture ("covenant defeasance"). If covenant defeasance occurs any omission to comply with those obligations shall not constitute a Default or an Event of Default with respect to the Notes.
(ss.ss. 1201, 1202 and 1203 of the Indenture)

         In order to exercise either defeasance or covenant defeasance:

         (1) the Issuer must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, for the benefit of the Holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes, on the Stated Maturity of such principal, premium, if any, or interest;




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         (2)    in the case of defeasance, the Issuer shall have delivered to the Trustee an opinion of independent counsel to the Issuer in the United States stating that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the Holders of the outstanding Notes, will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

         (3) in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

         (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (4) under the second paragraph under "--Events of Default, Notice and Waiver" are concerned, at any time during the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

         (5) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than the Indenture) to which the Issuer, the Company or any Subsidiary is a party or by which it is bound;

         (6) the Issuer will have delivered to the Trustee an opinion of independent counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (7) the Issuer shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Notes or the Guaranties over the other creditors of the Issuer or the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer, the Company or others;

         (8) no event or condition shall exist that would prevent the Issuer or the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and




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

         (9) the Issuer will have delivered to the Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent required for either defeasance or the covenant defeasance, have been complied with. (ss. 1204 of the Indenture)

SATISFACTION AND DISCHARGE

         The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes and Guaranties, under the Indenture when:

         (1) either (a) all such Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust as provided for in the Indenture), have been delivered to the Trustee for cancellation or (b) all Notes, not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at their Stated Maturity within one year; and the Issuer or the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest on such Note at such Maturity or Stated Maturity;

         (2) the Issuer or the Company has paid or caused to be paid all other sums payable under the Indenture by the Issuer and the Company; and

         (3) the Issuer has delivered to the Trustee an officers' certificate and an opinion of independent counsel, each stating that (a) all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with, and (b) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Issuer, the Company or any Subsidiary is a party or by which the Issuer, the Company or any Subsidiary is bound. (ss. 401 of the Indenture)

GOVERNING LAW

         The Indenture, the Notes and the Guaranties will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. (ss. 113 of the Indenture)




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

CONCERNING THE TRUSTEE

         The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. (ss. 601 of the Indenture)

         The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company or the Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign. (ss.ss. 608 and 613 of the Indenture)

         The Issuer may from time to time maintain lines of credit, and have other customary banking relationships, with PNC Bank, National Association, the Trustee under the Indenture, or its Affiliates. PNC Bank, National Association also is a lender under the New Credit Facility.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion of taxation is intended only as a summary and does not purport to be a complete analysis of all potential tax effects relevant to the New Notes. The statements of United States and United Kingdom tax law set forth below are based on the laws, regulations and administrative and judicial decisions applicable as of the date of this Prospectus, and are subject to any changes in relevant United Kingdom or United States authorities, or in the income tax treaty between the United States and the United Kingdom occurring after that date. Any such changes, which could be retroactive, could affect the continuing validity of this discussion.

         Prospective holders of New Notes should consult their own tax advisors concerning the application of United States federal and United Kingdom income tax laws, as well as the laws of any state, local, or other taxing jurisdiction applicable to their particular situations.

UNITED STATES FEDERAL INCOME TAXATION

         The following general discussion summarizes certain of the material U.S. federal income tax aspects of the acquisition, ownership and disposition of the New Notes. This discussion is a summary for general information only and does not consider all aspects of U.S. federal income tax that may be relevant to the purchase, ownership and disposition of the New Notes by a prospective investor in light of such investor's personal circumstances. This discussion also does not address the U.S. federal income tax consequences of ownership of New Notes not held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign



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currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the New Notes as part of a "straddle", a "hedge" against currency risk of a "conversion transaction", persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, this discussion is generally limited to the U.S. federal income tax consequences to initial holders. It does not address any consequences arising out of the tax laws of any state, local or foreign jurisdiction.

         This discussion is based upon the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing is subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

U.S. Holders

         The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a New Note that is (i) a citizen or resident (as defined in Section 7701(b)(1) of the Code) of the United States,
(ii) a corporation organized under the laws of the United States or any political subdivision thereof or therein or (iii) an estate or trust, the income of which is subject to U.S. federal income tax regardless of the source (a "U.S. Holder"). For taxable years beginning after December 31, 1996 (or for the immediately preceding taxable year if the trustee of a trust so elects), a trust is a U.S. Holder for U.S. federal income tax purposes, if, and only if a court within the United States is able to exercise primary supervision over the administration of the trust for U.S. federal income tax purposes and one or more United States trustees have the authority to control all substantial decisions of the trust. Certain U.S. federal income tax consequences relevant to a holder other than a U.S. Holder are discussed separately below.

         Exchange Offer. The exchange of the Existing Notes for New Notes pursuant to the Exchange Offer should not be a taxable exchange for U.S. federal income tax purposes. As a result, there should be no U.S. federal income tax consequences to a U.S. Holder exchanging an Existing Note for a New Note pursuant to the Exchange Offer. A U.S. Holder should have the same adjusted basis and holding period in the New Note as it had in the Existing Note immediately before the exchange.

         Interest. Interest on a New Note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received, in accordance with such holder's method of accounting for tax purposes. The Company is obligated to pay Additional Amounts to the holders of New Notes under certain circumstances involving taxation described above. Such Additional Amounts should be taxable to U.S. Holders at the time it accrues or is received in accordance with each such holders' method of accounting.

         Market Discount. If a New Note is acquired at a "market discount," some or all of any gain realized upon a sale, other disposition or payment at maturity (or earlier) of such New Note, or some or all of the proceeds of a partial principal repayment before maturity of such New Note, may be treated as ordinary income, as described below. For this purpose, "market discount" is the excess, if any, of the stated redemption price at maturity over the purchase price, subject to a statutory de minimis exception. Unless a U.S. Holder has elected to include market



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

discount in income as it accrues, any gain realized on a disposition of such a New Note (other than in connection with certain nonrecognition transactions) or payment at maturity (or earlier), or some or all of the proceeds of a partial repayment before maturity, will generally be treated as ordinary income to the extent of the market discount accrued during the period the New Note was held. Such a U.S. Holder may also be required to defer deductions for any interest paid on indebtedness allocable to that New Note until such income is realized.

         Bond Premium. In general, if a New Note is purchased at a price exceeding the principal amount of that New Note, the New Note has "bond premium." A U.S. Holder may generally elect to amortize bond premium over the remaining term of that New Note (or, in certain circumstances, until an earlier call date).

         An election to amortize premium will apply to amortizable bond premium on all New Notes and other taxable debt securities held by the electing U.S. Holder on or after the beginning of the U.S. Holder's first taxable year to which the election applies, and may be revoked only with the consent of the Internal Revenue Service.

         Sale, Exchange or Redemption of New Notes. Upon the disposition of a New Note by sale, exchange or redemption, a U.S. Holder will generally recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest) and (ii) the U.S. Holder's tax basis in the New Note. A U.S. Holder's tax basis in a New Note generally will equal the cost of the New Note (net of any accrued interest paid at purchase) to the U.S. Holder, increased by any amounts includible in income as market discount (if the holder elects to include market discount on a current basis), and reduced by any amortized bond premium.

         Provided the New Note is held as a capital asset, gain or loss on the disposition of a New Note (except as otherwise provided by the market discount rules) will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the New Note for more than one year.

         Backup Withholding and Information Reporting. Under the Code, a U.S. Holder of a New Note may be subject, under certain circumstances, to information reporting and/or backup withholding at a 31% rate with respect to cash payments in respect of interest or the gross proceeds from dispositions thereof. This withholding applies only if the holder (i) fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after a request therefor, (ii) furnishes an incorrect TIN, (iii) fails to report interest properly, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit (and may entitle such holer to a refund) against such holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. Certain persons are exempt from backup withholding, including corporations and financial institutions. U.S. Holders of New Notes should consult their tax advisors as to their qualification for exemption from withholding and the procedure for obtaining such exemption.



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
Non-U.S. Holders

         The following discussion is limited to the U.S. federal income tax consequences relevant to a beneficial owner of a New Note that is not a U.S. Holder (a "Non-U.S. Holder").

         The discussion does not deal with all aspects of U.S. federal income and estate taxation that may be relevant to the purchase, ownership or disposition of a New Note by a particular Non-U.S. Holder in light of such Non-U.S. Holder's particular circumstances, including, e.g., the holding of New Notes through a partnership, trust or estate. For example, persons who are partners in foreign partnerships or beneficiaries of foreign trusts or estates and are subject to U.S. federal income tax because of their own status, such as nonresidents engaged in a trade or business in the United States, may be subject to U.S. federal income tax on income and gain from the New Notes, even though the entity is not so taxable.

         For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of the New Note will be considered "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business or (ii) in the case of a Non-U.S. Holder entitled to the benefit of a U.S. income tax treaty, attributable to a U.S.
permanent establishment (or to a fixed base) in the United States.

         Interest. Generally, interest on a New Note paid to a Non-U.S. Holder that is not U.S. trade or business income will not be subject to U.S. federal income tax if the interest qualifies as "portfolio interest." Generally, interest on the New Notes will qualify as portfolio interest if (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all voting stock of the Company and is not a "controlled foreign corporation" with respect to which the Company is a "related person" within the meaning of the Code, and (ii) the beneficial owner, under penalty of perjury, certifies that the beneficial owner is not a United States person and such certificate provides the beneficial owner's name and address.

         The gross amount of payments to a Non-U.S. Holder of interest that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. federal income tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular U.S. income tax rates rather than the 30% withholding rate. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed Form 1001 or 4224 (or such successor forms as the IRS designates), as applicable, prior to the payment of interest. These forms must be periodically updated. Under proposed regulations, the Forms 1001 and 4224 will be replaced by Form W-8. Also under proposed regulations, a Non-U.S. Holder who is claiming the benefits of a treaty may be required to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

         Sale, Exchange or Redemption of New Notes. Except as described below, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a New Note generally will not be subject to U.S. federal income tax, unless (i) that gain is U.S. trade or business income, (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds the New Note as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition, or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

         Federal Estate Tax. New Notes held (or treated as held) by an individual who is a Non- U.S. Holder at the time of his or death will not be subject to U.S. federal estate tax, provided that (i) the individual does not actually or constructively own 10% or more of the total voting power of all voting stock of the Company and (ii) income on the New Notes was not U.S. trade or business income.

         Information Reporting and Backup Withholding. The Company must report annually to the Internal Revenue Service and to each Non-U.S. Holder any interest that is subject to withholding or that is exempt from U.S. withholding tax pursuant to a tax treaty or the portfolio interest exception. Copies of these information returns may also be made available, pursuant to the provisions of certain tax treaties or agreements, to the tax authorities of the country in which the Non-U.S. Holder resides (or is otherwise subject to tax).

         The regulations provide that backup withholding and information reporting will not apply to payments of principal on the New Notes by the Company to a Non-U.S. Holder, if the Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither the Company nor its paying agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied).

         The payment of the proceeds from the disposition of New Notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a New Note to or through a non- U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business.

         In the case of the payment of proceeds from the disposition of New Notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).




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         Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed.

UNITED KINGDOM INCOME TAXATION

         Payments of principal and interest on a New Note by the Company under the Guaranties received by a beneficial owner not otherwise taxable in the United Kingdom will generally be exempt from United Kingdom tax. However, the Company's understanding of current Inland Revenue practice is that where a United Kingdom company is obliged to make a payment of interest under a guaranty which in default would be enforced in the United Kingdom, that payment will have a United Kingdom source. Accordingly, the payment will be subject to United Kingdom withholding tax in the absence of an available exemption under an applicable double taxation treaty or convention.

         Such an exemption should be available under the double taxation treaty between the United States and the United Kingdom to beneficial owners of New Notes who timely satisfy the conditions for exemption therein and who comply with the relevant administrative arrangements. If, however, an exemption is not available and a United Kingdom withholding tax is imposed on a payment in respect of interest (or any additional interest) under the Company Guaranties, subject to the exceptions set forth above under "Description of the New Notes--Payment of Additional Amounts," the Company or its successors or assigns will be obligated to pay or cause to be paid such Additional Amounts in respect of the relevant interest as may be necessary in order that the net amount of interest paid to a Holder of a New Note shall equal the amount of interest to which such Holder is entitled. If the Company is required to pay Additional Amounts by reason of current Inland Revenue practice, the Issuer could not redeem the Notes (see "Description of the New Notes--Redemption").

         Beneficial owners of New Notes should consult their own tax advisors as to the conditions for exemption and the relevant administrative arrangements.


                              PLAN OF DISTRIBUTION

         The Existing Notes were issued and sold on December 12, 1996 in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and may not be offered or sold in the United States unless so registered or pursuant to an applicable exemption under the Securities Act and applicable state securities laws. The New Notes are being offered hereunder in order to satisfy certain obligations of the Issuer and the Company contained in the Registration Rights Agreement. Based on an interpretation of the Securities Act by the staff of the Commission set forth in several no-action letters to third parties, including Exxon Capital, Morgan Stanley and similar letters, the Issuer believes that the New Notes issued pursuant to the Exchange Offer in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any such Holder that is an Affiliate of the Issuer), without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such

Holders' business and such Holders are not engaged in, have no arrangement or understanding with any person to participate in, and do not intend to engage in any distribution of, the New Notes. However, the Issuer has not sought a no-action letter with respect to the Exchange Offer and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer. Each holder of Existing Notes, other than a broker-dealer, must acknowledge that it is not engaged in, has no arrangement or understanding with any person to participate in, and does not intend to engage in a distribution of New Notes. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of New Notes (i) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-referenced no-action letters, (ii) will not be able to validly tender Existing Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes, unless such sale or transfer is made pursuant to an exemption from, or in a transaction not subject to, such requirements.

         In addition, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal accompanying this Prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is acting in the capacity of an "underwriter" within the meaning of Section 2(11) of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, the Issuer has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

         The Company will not receive any proceeds from any sale of New Notes by Participating Broker-Dealers. New Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any Participating Broker-Dealer and/or the purchasers of any such New Notes. Any Participating Broker-Dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any broker-dealers and will indemnify holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

         The validity of the New Notes will be passed upon for the Issuer and the Company by Weil, Gotshal & Manges LLP, New York, New York.


                                     EXPERTS

         The consolidated financial statements and schedule of U.S. Industries, Inc. in its Annual Report on Form 10-K for the year ended September 28, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Their report is based in part on the reports of Price Waterhouse LLP and Deloitte & Touche LLP. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER OR THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE NEW NOTES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE NEW NOTES BY ANYONE IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE ISSUER OR THE COMPANY SINCE THE DATE HEREOF.


                               TABLE OF CONTENTS
                                                                    PAGE
Available Information...............................................   3
Disclosure Regarding Forward-Looking
  Statements.........................................................  3
Incorporation of Certain Documents
  by Reference......................................................   4
Important..............................................................5
Summary..............................................................  6
Risk Factors........................................................  18
Recent Developments...................................................21
Use of Proceeds.....................................................  23
Ratio of Earnings to Fixed Changes..................................  24
Capitalization .....................................................  25
Selected Financial Data.............................................  26
The Exchange Offer .................................................  28
Procedures for Tendering Existing Notes...............................33
Description of the New Notes........................................  39
Certain Federal Income Tax
  Considerations..................................................... 65
Plan of Distribution................................................. 70
Legal Matters........................................................ 72
Experts.............................................................. 72



   UNTIL      , 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PROSPECTUS


                              USI AMERICAN
                             HOLDINGS, INC.

                         U.S. INDUSTRIES, INC.



                           OFFER TO EXCHANGE
                      $125,000,000 OF THE ISSUER'S
                     7 1/4% SENIOR NOTES DUE 2006, SERIES B, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR
                          $125,000,000 OF ITS
                    OUTSTANDING 7 1/4% SENIOR NOTES




                           DUE 2006, SERIES A

                       UNCONDITIONALLY GUARANTEED
                             BY THE COMPANY


                                     , 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Issuer and the Company are Delaware corporations. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

         Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his service as director, officer, employee or agent of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled;

and empowers the corporation to purchase and maintain insurance on behalf of a director of officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         In addition, Section 102(b)(7) of the DGCL permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law,
(iii) for unlawful payment of dividends or other unlawful distributions, or (iv) for any transactions from which the director derived an improper personal benefit.

         Each of the Issuer's and the Company's Certificate of Incorporation currently provides that each Director shall not be personally liable to each respective corporation or its stockholders for monetary damages for breach of fiduciary duty as a director and require each respective corporation to indemnify its directors and officers to the fullest extent permitted by the DGCL.

         The By-Laws of the Issuer provide that the Issuer may, and the By-Laws of the Company provide that the Company must, provide to any director or officer advances for expenses incurred in defending an action, suit or proceeding brought against such person because of his or her status as an officer or director upon receipt of an undertaking to repay such advances unless it is ultimately determined that he or she is entitled to indemnification by the respective corporation.

         The directors and officers of each of the Issuer and the Company are insured against certain civil liabilities, including liabilities under federal securities laws, which might be incurred by them in such capacity.

ITEM 21.          EXHIBIT AND FINANCIAL STATEMENT SCHEDULES.

         (a)      Exhibits

EXHIBIT NO.       DESCRIPTION OF DOCUMENT

     3.1(a)       Certificate of Incorporation of the Issuer.**
     3.1(b)       Amended and Restated Certificate of Incorporation of the
                  Company (filed as Exhibit 1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 1995).*
     3.2(a)       Bylaws of the Issuer.**
     3.2(b)       Amended and Restated Bylaws of the Company (filed as Exhibit
                  3.2 to the Company's Registration Statement on Form 10, dated
                  April 21, 1995).*

     4.1 Indenture, dated as of December 12, 1996, among the Issuer, the Company and PNC Bank, National Association, as Trustee.**
     4.2          Specimen New Notes (included in Exhibit 4.1).**
     5.1          Opinion of Weil, Gotshal & Manges LLP.**
     10.1 Credit Agreement, dated December 12, 1996, among the Issuer, the Company, Various Banks named therein, Bank of America National Trust and Savings Association, as Issuing Bank, Swingline Bank and Agent, and BA Securities, Inc., as Arranger.**
     12.1         Computation of Ratio of Earnings to Fixed Charges.***
     23.1         Consent of Ernst & Young LLP.***
     23.2         Consent of Price Waterhouse LLP.***
     23.3         Consent of Deloitte & Touche LLP.***
     23.4         Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                  5.1).**
     24.1         Powers of Attorney.**
     25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture.**
     99.1 Registration Rights Agreement, dated December 12, 1996, among the Issuer, the Company and BA Securities.**
     99.2         Form of Letter of Transmittal.**
     99.3         Form of Notice of Guaranteed Delivery.**
     99.4         Form of Letter to Brokers.**
     99.5         Form of Letter to Clients.**
     -------------


     *    Incorporated Herein By Reference
     **   Filed Previously
     ***  Filed Herewith

     (b)          Financial Statement Schedules.

                  II. Valuation and Qualifying Accounts (included in Item 8 of the Company's 1996 Annual Report, which is incorporated herein by reference.

     (c)          Not applicable.

ITEM 22.          UNDERTAKINGS

     (a)(a)       The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales
                  are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts of events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      (2) That, for the purpose of determining any liability
                  under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (a)(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (a)(e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

     (a)(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Act, the Registrants named below have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey, on April 7, 1997.


                                  USI AMERICAN HOLDINGS, INC.

                                  U.S. INDUSTRIES, INC.


                                    By:  /s/ George H. MacLean
                                         -----------------------------------
                                    Name:     George H. MacLean
                                    Title:    Senior Vice President, General
                                              Counsel and Secretary



                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

USI AMERICAN HOLDINGS, INC.


                SIGNATURE                                            TITLE                                      DATE



                     *                        Chairman of the Board and Chief Executive
-----------------------------------------
              David H. Clarke                 Officer (Principal Executive Officer)                        April 7, 1997


                     *                        President, Chief Operating Officer and
-----------------------------------------
               John G. Raos                   Director                                                     April 7, 1997


           /s/ George H. MacLean              Senior Vice President, General Counsel,                      April 7, 1997
------------------------------------------
             George H. MacLean                Secretary and Director


            /s/ Frank R. Reilly               Senior Vice President and Chief Financial                    April 7, 1997
------------------------------------------
              Frank R. Reilly                 Officer (Principal Financial Officer)


             /s/ James O'Leary                Vice President -- Corporate Controller                       April 7, 1997
------------------------------------------
               James O'Leary                  (Principal Accounting Officer)




U.S. INDUSTRIES, INC.


                SIGNATURE                                            TITLE                                      DATE



                     *                        Chairman of the Board and Chief Executive                    April 7, 1997
------------------------------------------
              David H. Clarke                 Officer (Principal Executive Officer)


                     *                        President, Chief Operating Officer and                       April 7, 1997
------------------------------------------
               John G. Raos                   Director


                                              Senior Vice President, Chief Financial Officer               April 7, 1997
------------------------------------------
              Frank R. Reilly                 and Director (Principal Financial Officer)

                     *                        Director
------------------------------------------
             Sir Harry Solomon                                                                             April 7, 1997


                     *                        Director
------------------------------------------
            Mark Vorder Bruegge                                                                            April 7, 1997

                     *                        Director
------------------------------------------
              Brian C. Beazer                                                                              April 7, 1997


                     *                        Director
------------------------------------------
            John J. McAtee, Jr.                                                                            April 7, 1997


                     *                        Director
------------------------------------------
       The Hon. Charles H. Price II                                                                        April 7, 1997


                     *                        Director
------------------------------------------
            Royall Victor, III                                                                             April 7, 1997


             /s/ James O'Leary                Vice President - Corporate Controller                        April 7, 1997
------------------------------------------
               James O'Leary                  (Principal Accounting Officer)



        /s/ George H. Maclean
------------------------------------------
* By:   George H. MacLean
        Attorney-in-Fact


                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION OF DOCUMENT


     3.1(a)       Certificate of Incorporation of the Issuer.**
     3.1(b)       Amended and Restated Certificate of Incorporation of the
                  Company (filed as Exhibit 1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 1995).*
     3.2(a)       Bylaws of the Issuer.**
     3.2(b)       Amended and Restated Bylaws of the Company (filed as Exhibit
                  3.2 to the Company's Registration
                  Statement on Form 10, dated April 21, 1995).*
     4.1          Indenture, dated as of December 12, 1996, among the Issuer, the Company and PNC Bank,
                  National Association, as Trustee.**
     4.2          Specimen New Notes (included in Exhibit 4.1).**
     5.1          Opinion of Weil, Gotshal & Manges LLP.**
     10.1         Credit Agreement, dated December 12, 1996, among the Issuer, the Company, Various Banks named therein, Bank of America
                  National Trust and Savings Association, as Issuing Bank,
                  Swingline Bank and Agent, and BA Securities, Inc., as
                  Arranger.**
     12.1         Computation of Ratio of Earnings to Fixed Charges.***
     23.1         Consent of Ernst & Young LLP.***
     23.2         Consent of Price Waterhouse LLP.***
     23.3         Consent of Deloitte & Touche LLP.***
     23.4         Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                  5.1).**
     24.1         Powers of Attorney.**
     25.1         Form T-1 Statement of Eligibility under the Trust Indenture
                  Act of 1939, as amended, of the
                  Trustee under the Indenture.**
     99.1         Registration Rights Agreement, dated December 12, 1996, among the Issuer, the Company and BA Securities.**
     99.2         Form of Letter of Transmittal.**
     99.3         Form of Notice of Guaranteed Delivery.**
     99.4         Form of Letter to Brokers.**
     99.5         Form of Letter to Clients.**


-----------------------------
*       Incorporated herein by reference
**      Filed Previously
***     Filed Herewith